UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material pursuant to § 240.14a-12

WHITEHALL JEWELERS HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WHITEHALL JEWELERS HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	1:30 p.m. Central Time, on Wednesday, June 11, 2008
Place:	125 South Wacker Drive, Suite 2155, Chicago, Illinois 60606
Items of Business:	• To elect five directors for a term expiring at the 2009 Annual Meeting of Stockholders or until their successors are elected and qualified.
• To vote on an advisory proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2008.
•

To approve amendments to our 2007 Stock Incentive Plan to increase the number of shares authorized under the plan to 4,728,070, (which is an increase of 1,000,000 shares above the number of shares available under the plan prior to such amendment) and to add a California Appendix to the plan applicable to certain grants made to residents of the State of California.

• To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
Record Date:	You are entitled to vote if you were a stockholder as of the close of business on May 7, 2008.
Voting:

We urge you to read this proxy statement and vote your shares promptly, whether or not you expect to attend the meeting in person. You can vote (1) by proxy on the Internet, or (2) by proxy by signing and returning the form of proxy or voting instructions in the enclosed envelope, or (3) in person by attending the meeting. Specific instructions to be followed in order to vote on the Internet are set forth on the enclosed proxy card or voting instruction form.

By order of the Board of Directors,

Robert B. Nachwalter
Senior Vice President and General Counsel
Chicago, Illinois May 20, 2008
This notice of Annual Meeting, proxy statement and form of proxy are first being distributed on or about May 23, 2008.

WHITEHALL JEWELERS HOLDINGS, INC.
125 South Wacker Dr., Ste. 2600
Chicago, IL 60606
(312) 782-6800

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 11, 2008

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE ANNUAL MEETING

1. Who is Whitehall?

On July 27, 2007, BTHC VII, Inc. became (though a merger) the ultimate parent company of Whitehall Jewelers, Inc., a Delaware corporation. On September 6, 2007, BTHC VII, Inc. changed its name to Whitehall Jewelers Holdings, Inc. The change in our name did not affect your ownership of shares in the company. If your ownership of our stock is evidenced by certificates bearing the name “BTHC VII, Inc.,” you own Whitehall Jewelers Holdings, Inc. shares. Throughout this proxy statement, we refer to the company as Whitehall, including for periods prior to the merger and the name change, or as the “Company.”

2. Why am I receiving these materials?

We sent you this proxy statement and the enclosed form of proxy because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting of Stockholders to be held at 1:30 p.m., Central Time, on June 11, 2008, at 125 South Wacker Drive, Suite 2155, Chicago, Illinois. This proxy statement provides information that we are required to provide you under the rules of the Securities and Exchange Commission (“SEC”) to assist you in voting your shares.

3. How can I obtain Whitehall’s Form 10-K?

A copy of our 2007 Annual Report on Form 10-K is enclosed as part of the 2007 Annual Report. The Form 10-K, including exhibits, is also available on our website, at http://www.whitehalljewelers.com/. Stockholders may request a free copy of the Form 10-K by contacting Investor Relations at the address provided under the caption “Corporate Governance—Availability of Information and Communications with the Board.” We will furnish any exhibit to the 2007 Form 10-K if specifically requested.

4. What items of business will be voted on at the Annual Meeting?

(1)	The election of five directors, each for a one-year term expiring at the 2009 Annual Meeting of Stockholders or until their successors are elected and qualified;

(2)	An advisory proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered accounting firm for fiscal year 2008; and

(3)

Approve amendments to our 2007 Stock Incentive Plan to increase the number of shares authorized under the plan to 4,728,070 (which is an increase of 1,000,000 shares above the number of shares available under the plan prior to such amendment) and to add a California Appendix to the plan applicable to certain grants made to residents of the State of California

We will also consider any other business that is properly brought before the meeting.

5. How does the Board recommend I vote?

Our Board recommends that you vote FOR each of the director nominees, FOR the management proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2008; and FOR the management proposal to approve the amendments of our stock incentive plan.

6. What shares can I vote?

Whitehall’s only class of stock outstanding is common stock, $0.001 par value per share (“common stock”). Each share of common stock outstanding as of the close of business on the record date, May 7, 2008, is entitled to one vote on all items of business at the Annual Meeting. You may vote all shares you owned as of the close of business on the record date, which may be (1) shares held directly in your name as the stockholder of record, or (2) shares held for you as beneficial owner through a broker, trustee or other nominee, such as a bank. On the record date, there were 39,953,121 shares of common stock issued and outstanding and entitled to vote. There were 485 stockholders of record on the record date and approximately 13 beneficial owners. The last sale price of the common stock prior to that date, as quoted on the OTC Bulletin Board, was $0.51 per share.

7. What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Some of our stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Securities Transfer Corp., or STC, you are considered to be, with respect to those shares, a stockholder of record, and these proxy materials are being sent directly to you by Whitehall. You may have certificates for those shares, or they may be registered in book-entry form. As the stockholder of record, you have the right to grant your voting proxy directly to our proxy holders or to vote in person at the meeting. We have enclosed a proxy card for your use.

Beneficial Owner

If your shares are held in a brokerage account or by a trustee or other nominee, you are considered to be the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction form by the broker, trustee or nominee, or an agent hired by the broker, trustee or nominee. As a beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote, and you are also invited to attend the Annual Meeting. You will be asked to show some evidence of your ownership (for example, on a brokerage statement) to be admitted to the Annual Meeting.

Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee on how to vote your shares.

8. How can I vote my shares in person at the Annual Meeting?

We will provide a ballot to anyone who requests one at the meeting. Shares held in your name as the stockholder of record may be voted on that ballot. Shares held beneficially in street name may be voted on a ballot only if you bring a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instruction form as described below so that your vote will be counted if you later decide not to attend the meeting.

9. How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those on the proxy card or voting instruction form provided.

By Internet. Stockholders of record may submit proxies via the Internet at www.shareholdervote.info by following the instructions on their proxy cards. Most beneficial stockholders may also vote via the Internet by accessing the website specified on the voting instruction forms provided by their brokers, trustees or nominees. Please check the voting instruction form for Internet voting availability.

By Mail. Stockholders of record may submit proxies by completing, signing and dating the enclosed proxy cards and mailing them in the accompanying pre-addressed envelopes. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided and mailing them in the accompanying pre-addressed envelopes.

Whitehall is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder. (Delaware General Corporation Law, Section 212(c).) The electronic voting procedures provided for the Annual Meeting are designed to authenticate each stockholder by use of a Control Number, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

10. Can I change my vote?

If you are a stockholder of record and have submitted a proxy card, you can change your vote by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote again. You may also revoke your proxy at any time before it is voted by sending a written notice of revocation or by submitting a signed proxy bearing a later date, in either case to our transfer agent, Securities Transfer Corp., or STC, at 2591 Dallas Parkway, Ste 102, Frisco, Texas 75034. STC must receive any such revocation of proxy by 5:00 p.m., Eastern Time, on June 10, 2008, for it to be effective. If you vote on the Internet and wish to change your vote, you should go to the Internet site www.shareholdervote.info by 11:59 p.m., Eastern Time, on June 10, 2008, as may be applicable in the case of your earlier vote, and follow the directions for changing your vote. For shares held beneficially, you may change your vote by submitting new voting instructions to your broker, trustee or nominee as permitted by the voting instruction form. If you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, you can change your vote by attending the meeting and voting in person.

11. What is the quorum required in order to conduct business at the Annual Meeting?

A majority of the shares outstanding at the record date must be present at the meeting in order to hold the meeting and conduct business. Shares are counted as “present” at the meeting if the stockholder attends the meeting or is represented at the meeting by a duly authorized proxy.

12. What is the voting requirement to approve each of the proposals and how are votes counted?

In the election of directors, which is Proposal 1, you may vote for all of the director nominees or you may withhold your vote with respect to one or more of the director nominees. Our Bylaws provide that directors will be elected by a plurality of the votes of shareholders present in person at the meeting or represented by proxy.

For Proposal 2, which is management’s proposal that stockholders express their advisory opinion as to whether they ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2008, you may vote for or against Proposal 2, or you may abstain. Our Bylaws provide that approval of Proposal 2 requires the affirmative vote of a majority of the votes of shareholders present in person at the meeting or represented by proxy. An abstention has the same effect as a vote against the proposal.

For Proposal 3, which is management’s proposal that stockholders approve amendments to our 2007 Stock Incentive Plan to increase the number of shares authorized under the plan to 4,728,070 (which is an increase of 1,000,000 shares above the number of shares available under the plan prior to such amendment) and to add a California Appendix to the plan applicable to certain grants made to residents of the State of California, you may vote for or against Proposal 3, or you may abstain. Our Bylaws provide that approval of Proposal 3 requires the affirmative vote of a majority of the votes of shareholders present in person at the meeting or represented by proxy. An abstention has the same effect as a vote against the proposal.

If you provide specific instructions (mark boxes) with regard to certain proposals, your shares will be voted as you instruct. If you sign and return your proxy card or voting instruction form without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (i.e., FOR all of the Board’s nominees, FOR the management proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2008, and FOR approval of the amendments to our stock incentive plan). The proxy holders will vote in their discretion on any other matters that properly come before the meeting.

If you are a stockholder of record and do not return your proxy card, your shares will not be voted. However, if you hold shares beneficially in street name, the result may be different. If you do not return the voting instruction form, your broker, trustee or nominee may vote your shares in certain circumstances and on certain proposals. When a broker votes a client’s shares on some but not all of the proposals at a meeting, the missing votes are referred to as “broker non-votes.” Those shares will be included in determining the presence of a quorum at the meeting, but are not considered “present” for purposes of voting on non-discretionary matters.

13. What happens if additional matters are presented at the Annual Meeting?

Other than the three proposals described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Michael F. Don and Peter Michielutti, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our director nominees is not available as a candidate for re-election as a director, the proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

14. Who will count the votes?

J. Michael Yager, the Company’s Vice President and Controller, and Robert B. Nachwalter, the Company’s Senior Vice President and General Counsel, will act as inspector of elections and tabulate the votes cast at the meeting.

15. What does it mean if I receive more than one set of voting materials?

It means you have multiple accounts with the transfer agent and/or with brokers and banks. Please complete, sign, date and return each Whitehall proxy card and voting instruction form you receive.

16. Who will pay the costs of soliciting votes for the Annual Meeting?

Whitehall is making this solicitation and will pay the entire cost of preparing, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to vote over the Internet, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies may be made in person, by telephone or by electronic communication by our directors, officers and other employees, who will not receive any additional compensation for such activities. We will also reimburse brokerage firms, banks, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy and solicitation materials to the beneficial owners of our common stock.

17. Where can I find the voting results of the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second fiscal quarter of 2008. You can access that Form 10-Q, and all of our other reports filed with the SEC, at the SEC’s website, www.sec.gov. Stockholders may also request a free copy of the Form 10-Q by contacting Investor Relations at the address provided under the caption “Corporate Governance—Availability of Information and Communications with the Board.”

18. Is a list of stockholders entitled to vote at the Annual Meeting available?

The list of stockholders of record as of the record date will be available at the Annual Meeting. It will also be available ten days prior to the Annual Meeting, between the hours of 9 a.m. and 4 p.m., Central Time, Monday through Friday at the offices of the Corporate Secretary, 125 South Wacker Dr., Ste. 2600, Chicago, IL 60606. Any stockholder of Whitehall common stock may examine the list for any purpose germane to the Annual Meeting.

19. What is the deadline to propose actions for consideration at next year’s Annual Meeting?

There are two different procedures by which stockholders may submit proposals for action at our annual meetings. The first procedure is provided by the SEC’s rules and the second by our By-Laws.

SEC Rule 14a-8 permits stockholders to submit proposals they would like to have included in our proxy statement and proxy card. In order for such proposals to be considered for our 2009 Annual Meeting, our Corporate Secretary must receive them no later than January 23, 2009.

Section 2.6 of our By-Laws permits stockholders of record to propose business to be considered at an annual meeting without being included in the proxy statement and proxy card. Such business must be a proper matter for stockholder action and the stockholder proposing it must comply with the applicable notice provisions. For the 2009 Annual Meeting, notice must be delivered to our Corporate Secretary no earlier than March 13, 2009 and no later than April 12, 2009.

Proposals should be sent to our Corporate Secretary at 125 South Wacker Dr., Ste. 2600, Chicago, IL 60606. You may obtain a copy of the By-Law provisions regarding these requirements by writing to the Corporate Secretary at that address.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the 2008 Annual Meeting, please promptly vote your shares on the Internet or by completing, signing and dating your enclosed proxy or voting instruction form and returning it in the enclosed envelope.

This proxy statement is dated May 20, 2008. You should not assume that the information in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

CORPORATE GOVERNANCE

Structure of the Board of Directors

Our Board of Directors (“Board”) currently has four members and one vacancy. The Board currently has one standing committee, which is the Audit Committee. The Board also had a Compensation Committee during fiscal year 2007, but the Compensation Committee did not have any meetings and did not take any action. All compensation matters in fiscal year 2007 were considered by the entire Board of Directors. The Board dissolved the Compensation Committee in fiscal year 2008.

Director Independence

Presently, we are not required to comply with the director independence requirements of any securities exchange. In determining whether our directors are independent, however, we follow the rules of the NYSE. Currently, one of our directors, William R. Lazor, is “independent” under the independence standards of the NYSE.

Availability of Information and Communications with the Board

We have established a Corporate Governance section on our website, which can be accessed at http://www.whitehalljewelers.com/corporate/governance.html. The Company’s Code of Conduct that applies to all directors, officers and other employees is posted there. We intend to disclose in the Corporate Governance section of our website any amendment to the Code of Conduct and any waiver under the Code of Conduct related to executive officers or directors.

Stockholders may obtain free printed copies of the Code of Conduct and our SEC filings by contacting Investor Relations as follows:

Whitehall Jewelers Holdings, Inc.
125 South Wacker Dr., Ste. 2600
Chicago, IL 60606
Attention: Investor Relations
Telephone: (312) 782-6800

You may address written communications to any individual director, including the Chairman of the Board, the full Board of Directors as a group, or a specified committee or group of directors, by mail or courier, in care of the Corporate Secretary at the street address above.

Our annual meeting provides an opportunity for stockholders to ask questions or otherwise communicate directly with members of our Board of Directors on matters relevant to our Company.

Meetings of the Board and Executive Sessions

Our Board of Directors met five times during fiscal year 2007. Materials for our Board and committee meetings are sent in advance to the appropriate participants. If a director cannot attend a meeting, he or she generally communicates any comments or questions through the chairman. All of our directors attended more than 75% of the aggregate number of Board meetings and meetings of committees of the Board on which that director served during fiscal year 2007. All directors are expected to attend our annual meetings of stockholders.

Board Committees

Audit Committee

The Audit Committee consists of one director, which is Mr. Lazor. The Board has determined that, under the rules of the SEC and the independence standards of the NYSE, Mr. Lazor is independent and financially literate. The Board has also determined that Mr. Lazor meets the SEC criteria for “audit committee financial expert.” The Committee’s authority and responsibilities are set forth in a charter adopted by the Board of Directors and reviewed annually. That charter is available on our website at http://www.whitehalljewelers.com/corporate/WH_audit_committee.pdf.

The Audit Committee, which met twice in fiscal year 2007 after our July 27, 2007 merger transaction (the “2007 Merger”), evaluates the performance of our independent auditors, who report directly to the Audit Committee, and has the responsibility to retain or to terminate the independent auditors. The Audit Committee reviews and discusses with the independent auditors and with management our annual audited consolidated financial statements and quarterly financial statements, the activities of our internal auditors, and the adequacy of our system of internal controls and procedures. The Audit Committee pre-approves fees paid to our independent auditors for their annual audit and reviews, and pre-approves non-audit services to be provided by such auditors as required by our policy. The Audit Committee reviews with management and discusses proposed earnings releases and would also review with management any information to be provided to financial analysts and securities rating agencies.

The Audit Committee reviews the implementation of and monitors compliance with our Code of Conduct and evaluates the results of questionnaires completed by our directors and executive officers to determine whether conflicts of interest exist or violations of corporate policy have occurred. The Audit Committee also considers other possible conflicts of interest situations brought to its attention and makes appropriate recommendations concerning these situations. The Audit Committee also oversees compliance with our Related Person Transactions Policy, as described below in “Certain Relationships and Related Party Transactions—Review, Approval or Ratification of Transactions with Related Persons.”

The report of the Audit Committee appears below, under the caption “Report of the Audit Committee.”

Compensation Committee

During fiscal year 2007, the Compensation Committee consisted of one director, which was Mr. Duskin. Although we technically had a Compensation Committee of the Board of Directors, this committee did not have any meetings and did not take any action in fiscal year 2007. Due to the small size of the Board of Directors, the entire Board of Directors reviewed executive compensation decisions. The Board dissolved the Compensation Committee in fiscal year 2008. Discussion of the Board’s consideration of compensation matters for fiscal year 2007 is further discussed in “Compensation Discussion and Analysis” below. The Board met one time to discuss executive compensation matters in fiscal year 2007. In fiscal year 2007, the Board of Directors also took actions with respect to compensation matters by unanimous written consent. In acting on various compensation matters, the Board of Directors reviewed the compensation elements for certain executives as submitted for review and approval to the Board of Directors. The Board of Directors in this role reviews and approves and changes when necessary and administers any equity and incentive bonus plans for management.

Consideration of Director Nominees

Due to the size of the Board of Directors, the Company currently does not have a Nominating Committee. The entire Board annually assesses the size, composition and needs of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise occur, the full Board decides whether to fill the vacancy or to reduce the size of the Board to eliminate the vacancy. The Board may retain a professional search firm to assist with the identification and evaluation of candidates to fill any vacancy.

The Board will consider timely recommendations of director candidates made by stockholders. Recommendations for Board candidates may be sent to the Board in care of the Corporate Secretary at 125 South Wacker Dr., Ste. 2600, Chicago, IL 60606.

They must include the following:

•	the candidate’s name and address;

•	a brief biographical statement of the candidate, including his or her occupation for at least the last five years, and a description of his or her qualifications for Board membership; and

•	the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected.

Any stockholder recommendation of a candidate for election at the 2009 Annual Meeting must be received no later than January 23, 2009, in order for the Board to consider it.

Section 2.5 of our By-Laws establishes an alternative procedure for stockholders of record to nominate persons for election to our Board at an annual meeting. The By-Laws do not provide for such nominations to be included in our proxy statement and proxy card. A stockholder who intends to make a nomination at the annual meeting must give timely notice in writing to the Corporate Secretary. For nominations to be made at the 2009 Annual Meeting, notice must be delivered to the Corporate Secretary at 125 South Wacker Dr., Ste. 2600, Chicago, IL 60606 no earlier than March 13, 2009, and no later than April 12, 2009.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

While the Board technically had a Compensation Committee in fiscal 2007, the Compensation Committee did not have any meetings and did not take any action. All compensation matters in fiscal year 2007 were considered by the entire Board of Directors. Mr. Dayoob, who was our Chief Executive Officer during fiscal year 2007, participated in deliberations of the Board of Directors concerning executive officer compensation. No executive officer of Whitehall has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our board of directors or Compensation Committee during fiscal 2007.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation for each of the Company’s non-employee directors during fiscal year 2007. Mr. Dayoob, as Chairman of the Board, is the only director who was also an employee of the Company during fiscal year 2007. However, Mr. Dayoob is not paid any fee or other remuneration for his service as a member of the Board. Mr. Dayoob’s compensation is disclosed in the “Executive Compensation” section of this proxy statement, below.

Fiscal 2007 Director Compensation Table

The following table sets forth certain information with respect to the compensation we paid to our directors during the fiscal year ended February 2, 2008.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Current Directors:
Edward Dayoob (1)	$—	$—
Efrem Gerszberg	—	—
William R. Lazor	60,000	60,000
Daniel Platt	—	—
Former Directors:
Seymour Holtzman (2)	—	—
Charles G. Phillips (3)	—	—
Jonathan Duskin (4)	—	—

(1)	Edward Dayoob retired from his position as the Company’s Chief Executive Officer effective April 30, 2008, but remains Chairman of the Board.

(2)	Seymour Holtzman resigned from the Board effective June 22, 2007.

(3)	Charles G. Phillips resigned from the Board effective April 1, 2008.

(4)	Jonathan Duskin resigned from the Board effective May 8, 2008.

Whitehall pays Mr. Lazor a $5,000 per month fee for his service on the Board of Directors. Other than with respect to Mr. Lazor, Whitehall’s directors do not receive any meeting fees or other compensation for their service on the Board. All directors are, however, reimbursed for any business expenses related to their service on the Board.

PROPOSAL 1.
ELECTION OF DIRECTORS

The Board of Directors, pursuant to Whitehall’s By-Laws, has determined that the number of directors will remain at five upon the expiration of the terms of our current directors, immediately before the 2008 Annual Meeting. Each director is subject to election at each annual meeting of stockholders. Accordingly, if elected, each director would serve a one-year term expiring at the 2009 Annual Meeting or until their successors are elected and qualified. Each director is subject to election at each Annual Meeting. Our Bylaws provide that directors will be elected by a plurality of the votes of shareholders present in person at the meeting or represented by proxy.

The following information provides the age, business experience and Board committee membership as of May 7, 2008, of the nominees for election. All nominees have consented to being named as such in this proxy statement and have agreed to serve if elected. If, as a result of circumstances not presently known, any of such nominees declines or is unable to serve as a director, proxies will be voted for the election of such other person as the Board of Directors may select, or the number of authorized directors may be reduced.

RECOMMENDATION
The Board of Directors unanimously recommends that you vote FOR the election of each of the following nominees:

Mario Ciampi, age 47, has been nominated as a director candidate by the Board of Directors of Whitehall. He has been an employee of Prentice Capital Management, LP since October 2007, currently as Co-Head of Special Investments. From February 2008 to March 2008, Mr. Ciampi served as the interim Chief Executive Officer of Goody’s Family Clothing, a retailer of moderately priced family apparel. From May 2006 to October 2007, Mr. Ciampi was a consultant with Trile Partners, a retail consulting firm. In such capacity, from January 2007 to October 2007, Mr. Ciampi was a retail and consumer products industry consultant for Prentice working on business improvements, management oversight and due diligence for the firm’s special situation investments. From May 1995 to May 2006, Mr. Ciampi served in various capacities for The Children’s Place Stores Inc., including Vice President – Store Development from 1996 to 2000, Senior Vice President – Operations from 2000 to September 2004, and President of The Disney Store – North America from October 2004 to May 2006. From January 1991 to May 1995, Mr. Ciampi was the founder and Partner of DJM Asset Management, a consulting company focused on retail real estate repositioning, financial turnarounds, and strategic growth initiatives. Before DJM, Mr. Ciampi was the Vice President of Development for American Continental Properties. Mr. Ciampi is currently a member of the board of directors of Goody’s Family Clothing, KB Toys, Inc., a private retail toy company, and Russ Berrie & Company, Inc. and is a member of the advisory board of Oakley Retail and DJM Asset Management. Mr. Ciampi has a BA in Economics from Fordham University.

Edward Dayoob, age 69, was appointed to the Board of Directors of Whitehall on March 15, 2006. On June 20, 2006, Edward Dayoob joined Whitehall to assist with Merchandising and Marketing and was appointed President, Chief Executive Officer and Chairman of the Board of Whitehall on August 28, 2006. On April 30, 2008, Mr. Dayoob resigned as Chief Executive Officer, but continues to serve as Chairman of the Board and as a consultant to Whitehall advising on merchandising and operations strategy. He served as President and Chief Executive Officer of Fred Meyer Jewelers, Inc., the nation’s fourth largest fine jewelry company and a wholly-owned subsidiary of Fred Meyer, Inc., from 2000 to 2005 and Senior Vice President of Fred Meyer, Inc. from 1989 to 2000. Mr. Dayoob started in the jewelry business in 1959 with White Front Stores in California, where he served as Vice President of Operations. Mr. Dayoob joined Weisfield Jewelers in Seattle, Washington in 1972. In 1973, Mr. Dayoob founded Fred Meyer Jewelers.

Efrem Gerszberg, age 34, was appointed to Whitehall’s Board of Directors on August 12, 2007. Mr. Gerszberg has been the President and Chief Operating Officer of George Foreman Enterprises, Inc., formerly MM Companies, Inc., since May 2004. Mr. Gerszberg is also a director of George Foreman Enterprises, Inc. Since 2003, Mr. Gerszberg has been the Chief Operating Officer of Jewelcor Management Inc., an entity primarily engaged in investment and management services. Since its inception in 1993, Mr. Gerszberg has served on the Board of Directors and Strategic Advisory Panel of Ecko Unlimited, a privately held young men’s apparel company. Mr. Gerszberg earned his J.D. from Rutgers School of Law. Mr. Gerszberg is a limited partner of Holtzman Opportunity Fund, L.P.

William R. Lazor, age 58, was appointed to the Board of Directors on January 29, 2007. Mr. Lazor is a CPA, officer and shareholder with Kronick Kalada Berdy & Co., a certified public accounting firm based in Kingston, Pennsylvania where he has practiced as a partner for more than 25 years. Mr. Lazor has served on the boards of the McCole Foundation and the Richard and Marion Pearsall Family Foundation, as an officer and member since December 1999. Mr. Lazor has been an officer/shareholder of Keystone Financial Advisors, Inc. since September 1995. Mr. Lazor is a Certified Fraud Examiner and is also registered with the National Association of Securities Dealers and the New York Stock Exchange in general securities. Mr. Lazor is also registered in the Commonwealth of Pennsylvania as a Registered Investment Advisor. Mr. Lazor received his B.S. degree in Commerce and Finance from Wilkes College (University) and holds CPA licenses in both Pennsylvania and New York.

Daniel Platt, age 35, was appointed to the Board of Directors of Whitehall on April 1, 2008. Mr. Platt has been employed by Prentice Capital Management, LP since May 2006. Mr. Platt is Co-Head of Special Investments at Prentice. His responsibilities at Prentice include sourcing acquisition targets, structuring debt and equity for acquisitions, debt underwriting and joint oversight of Prentice Capital’s portfolio companies. Mr. Platt also sits on the boards of directors of certain of Prentice’s portfolio companies, including Ascendia Brands, Inc., a consumer products company. Prior to joining Prentice, Mr. Platt was employed as a Managing Director by the Consumer & Retail Division of Banc of America Securities LLC, where his responsibilities included originating new business, structuring transactions, leading underwritings and portfolio management. Prior to joining Banc of America in 1999, Mr. Platt held various positions with May Department Stores.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned, directly or indirectly, by the parties that reported beneficial ownership of more than 5% of our outstanding common stock, as indicated in the applicable Schedule 13D, and by each director, each executive officer named in the Summary Compensation Table included in this proxy statement (the “named executive officers” or “NEOs”), and all of our directors and executive officers as a group, as of May 7, 2008, unless otherwise noted.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and is not necessarily indicative of beneficial ownership for any other purpose. Shares of common stock that a person has a right to acquire within 60 days of May 7, 2008 are deemed outstanding for purposes of computing the percentage ownership of that person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group, if applicable. At the close of business on May 7, 2008, there were 39,953,121 shares of our common stock outstanding. Except as otherwise indicated below, each person has sole voting power and sole investment power with respect to the shares beneficially owned by such person, subject to community property laws where applicable.

Name and Address of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
Principal Security Holders:
Prentice Capital Management, LP (2)	25,941,928		64.93%
Holtzman Opportunity Fund, L.P. (3)	6,046,813		15.13%
Millennium Partners, L.P. (4)	4,385,965		10.98%
Directors and Executive Officers:
Edward Dayoob	765,768	(5)	1.88%
Michael Don	262,192	(6)	*
Mark Funasaki	149,824	(7)	*
Efrem Gerszberg (8)	—		—
William R. Lazor	—		—
Peter Michielutti	104,166	(9)	*
Robert B. Nachwalter	69,363	(10)	*
Daniel Platt (11)	—		—
Steven Seplak (12)	32,812		*
All directors and executive officers as a group (9 persons) (13)	1,384,125		3.35%

*	Denotes less than 1%.

(1)	Except as otherwise noted below, each of the following individual’s address of record is c/o Whitehall Jewelers Holdings, Inc., 125 South Wacker Dr., Ste. 2600, Chicago, IL 60606.

(2)

Prentice Capital Management, LP is the manager of PWJ Funding, LLC and PWJ Lending LLC and, as such, may be deemed to have voting control and investment discretion over securities owned by PWJ Funding, LLC and PWJ Lending LLC, which beneficially own a total of 25,941,928 shares comprised of 15,318,927 shares of common stock issued pursuant to the 2007 Equity Transactions owned by PWJ Lending LLC and 10,623,001 shares of common stock issued pursuant to the 2007 Equity Transactions owned by PWJ Funding, LLC. Michael Zimmerman is the Managing Member of (a) Prentice Management GP, LLC, the general partner of Prentice Capital Management, (b) Prentice Capital GP, LLC, the general partner of certain investment funds that own interests in PWJ Lending LLC and PWJ Funding, LLC and (c) the general partner of Prentice Capital GP II, LLC, the general partner of certain other investment funds that own interests in PWJ Lending LLC and PWJ Funding, LLC. As such, Mr. Zimmerman may be deemed to control Prentice Capital Management and the general partner of certain investment funds that own interests in PWJ Lending LLC and PWJ Funding, LLC, and therefore may be deemed to be the beneficial owner of the securities owned by PWJ Lending LLC and PWJ Funding LLC. Each of Mr. Zimmerman and Prentice Capital Management disclaims beneficial ownership of all of the securities owned by PWJ Lending LLC and PWJ Funding, LLC. The address for PWJ Funding, LLC and PWJ Lending LLC is c/o Prentice Capital Management, LP, 623 Fifth Avenue, 32nd Floor, New York, NY 10022.

(3)

Holtzman Opportunity Fund, L.P. is a Nevada limited partnership which is primarily involved in acquiring, holding and disposing of investments in various companies. The general partner of Holtzman Opportunity Fund, L.P. is Holtzman Financial Advisors, LLC (“Advisors”), the managing member of Advisors is SH Independence, LLC (“Independence”), and the manager of Independence is Seymour Holtzman, and, as a result, all of which may be deemed to have voting control and investment discretion over securities owned by Holtzman Opportunity Fund, L.P., which owns 6,046,813 shares of common stock. Advisors is a Nevada limited liability company that is primarily involved in managing Holtzman’s affairs and assets. Independence is a Nevada limited liability company that is involved in serving as the managing member of Advisors. As a result of his position at SH Independence, LLC, Mr. Holtzman may be deemed to control Holtzman Opportunity Fund, L.P. and certain of the investment funds that own interests in Holtzman Opportunity Fund, L.P. and therefore may be deemed to be the beneficial owner of the securities owned by Holtzman Opportunity Fund, L.P. Each of Holtzman Financial Advisors, LLC, SH

Independence, LLC and Mr. Holtzman disclaims beneficial ownership of the securities owned by Holtzman Opportunity Fund, L.P. The address for Holtzman Opportunity Fund, L.P. is c/o Jewelcor Companies, 100 N. Wilkes-Barre Blvd., 4th Floor, Wilkes Barre, PA 18702.

(4)	Millennium Management, L.L.C., a Delaware limited liability company, is the managing partner of Millennium Partners, L.P., a Cayman Islands exempted limited partnership, and consequently may be deemed to have voting control and investment discretion over securities owned by Millennium Partners, L.P., which owns 6,578,948 shares comprised of 4,385,965 shares of our common stock and 2,192,983 shares of our common stock issuable upon exercise of warrants issued pursuant to the 2007 Equity Transactions. Israel A. Englander is the managing member of Millennium Management, LLC. As a result, Mr. Englander may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Millennium Management, L.L.C. The foregoing should not be construed in and of itself as an admission by either of Millennium Management, L.L.C. or Mr. Englander as to beneficial ownership of the shares of the Company’s common stock owned by Millennium Partners, L.P. The address of Millennium Partners, L.P. is c/o Millennium Management, L.L.C., 666 Fifth Avenue, 8th Floor, New York, NY 10103.

(5)	Includes 765,768 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of May 7, 2008.

(6)	Includes 262,192 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of May 7, 2008.

(7)	Includes 149,824 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of May 7, 2008.

(8)	Mr. Gerszberg is a limited partner of the Holtzman Opportunity Fund, L.P. However, Mr. Gerszberg does not control Holtzman Opportunity Fund, L.P. nor the investment manager. Mr. Gerszberg disclaims all beneficial ownership of the shares owned by Holtzman Opportunity Fund except to the extent of his limited partnership interest in the Holtzman Opportunity Fund. The address for Mr. Gerszberg is c/o Jewelcor Companies, 100 N. Wilkes-Barre Blvd., Wilkes-Barre, PA 18702.

(9)	Includes 104,166 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of May 7, 2008.

(10)	Includes 69,363 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of May 7, 2008.

(11)	Daniel Platt , who is an employee of Prentice Capital Management, L.P., was elected to the board of directors effective on April 1, 2008. The mailing address of Daniel Platt is c/o Prentice Capital Management, LP, 623 Fifth Avenue, 32nd Floor, New York, NY 10022.

(12)	Includes 32,812 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of May 7, 2008.

(13)	Includes an aggregate of 1,384,125 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of May 7, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our executive officers, directors and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership with the SEC. SEC regulations also require us to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis.

Based on our review of the reports we have received and written representations that no other reports were required for 2007, we believe that all Section 16(a) reporting requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities in 2007 were satisfied in a timely fashion.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Term Loan Financing Prior to 2007 Merger

On February 20, 2007, the Company entered into a Second Amended and Restated Term Loan Credit Agreement (the “2007 Loan Agreement”) with PWJ Lending LLC, as administrative agent and collateral agent for the agents and lenders. Under the 2007 Loan Agreement, the lenders agreed to make term loans to Whitehall in the aggregate principal amount of up to $25.0 million for, among other things, general corporate and working capital purposes. As of February 20, 2007, the loans (and all payment in kind interest thereon) under the 2007 Loan Agreement, accrued interest at a fixed rate of 12% per annum, payable at maturity. The maturity date of the 2007 Loan Agreement was February 1, 2009. On April 6, 2007, Whitehall borrowed the additional $25.0 million under the 2007 Loan Agreement. On May 21, 2007, $25.0 million borrowed under the 2007 Loan Agreement was repaid from proceeds from another term loan borrowing.

On June 25, 2007, the Company entered into the Second Amendment to the Term Loan Agreement (the “Second Amendment”) to the 2007 Loan Agreement with PWJ Lending. Pursuant to the Second Amendment, PWJ Lending agreed to make additional term loans to Whitehall in the aggregate amount of $7.5 million, for among other things, general corporate and working capital purposes. As of July 27, 2007, the Company borrowed an additional $7.5 million under the 2007 Loan Agreement, as amended by the Second Amendment.

As of July 27, 2007, aggregate loans of approximately $66.6 million were outstanding under the 2007 Loan Agreement, as amended by the Second Amendment, of which (i) $7.5 million in principal amount plus accrued interest of $60,833 was loaned solely by PWJ Lending from the period of June 28, 2007 until July 27, 2007 (the “Bridge Loan”), (ii) an additional approximately $44.3 million was loaned by PWJ Lending, and (iii) approximately $14.8 million was loaned by Holtzman Opportunity Fund, L.P. (“Holtzman”). On July 27, 2007, these outstanding amounts were repaid pursuant to the Contribution Agreement described below.

The interest expense under the 2007 Loan Agreement for the three months ended May 5, 2007 was $2.0 million, reflecting a weighted average interest rate of 12.0%.

PWJ Lending LLC, an affiliate of Prentice Capital Management, LP (“Prentice”), served as administrative agent and collateral agent, and also a lender under the 2007 Loan Agreement, as well as the various amendments thereto. Entities affiliated with Prentice currently own approximately 64.9% of our common stock.

Holtzman was also a lender under the 2007 Loan Agreement, as well as the various amendments thereto. Holtzman currently owns approximately 15.1% of our common stock.

2007 Equity Transactions

Concurrent with the 2007 Merger, the Company entered into a Securities Purchase Agreement, by and among the Company, Whitehall Jewelers Inc. and the purchasers named therein (the “Securities Purchase Agreement”), and consummated the transactions contemplated thereby on July 27, 2007 (the “2007 Equity Transactions”). The Securities Purchase Agreement was approved by the Company’s Board of Directors.

The Securities Purchase Agreement provided for the sale by the Company to the purchasers of a total of 14,619,883 shares of the Company’s common stock, at a price of $3.42 per share and warrants to purchase up to 7,309,939 shares of the Company’s common stock at an exercise price of $4.10 per share. Pursuant to the Securities Purchase Agreement, PWJ Funding, LLC, an affiliate of Prentice, purchased 4,924,171 shares of the Company’s common stock and warrants to purchase 2,462,086 shares of our common stock, for an aggregate purchase price of $16,840,665. Additionally, pursuant to the Securities Purchase Agreement, Millenium Partners, L.P., which owns approximately 11% of our common stock, purchased 4,385,965 shares of the Company’s common stock and warrants to purchase 2,192,983 shares of the Company’s common stock, for an aggregate purchase price of $15,000,000.30.

Contribution Agreement

In connection with the 2007 Equity Transactions, the Company entered into a Contribution Agreement, dated as of July 27, 2007, with PWJ Lending and Holzman (the “Contribution Agreement”). Pursuant to the Contribution Agreement, the $7.5 million Bridge Loan was contributed by PWJ Lending to the Company, in return for 2,210,770 shares of the Company’s common stock and warrants to purchase 1,105,385 shares of the Company’s common stock.

The Securities Purchase Agreement provided that the 2,210,770 shares of our common stock and warrants to purchase 1,105,385 shares of our common stock issued to PWJ Lending LLC, were issued at a cost of $3.42 per share of common stock, and with 1/2 of a warrant being issued for each share of common stock issued, in return for the contribution of the outstanding indebtedness of $7,560,833 to Whitehall.

In addition, pursuant to the Contribution Agreement, $59,013,333 of indebtedness under the Second Amended and Restated Term Loan Agreement, or the combined Prentice-Holtzman indebtedness, was contributed, immediately prior to the effective time of the 2007 Merger, by PWJ Lending LLC and Holtzman to Whitehall, in return for shares of Whitehall common stock. At the time of this contribution, Whitehall was owned entirely by affiliates of Prentice and Holtzman. The determination for the amount of Whitehall common stock provided to each of PWJ Lending LLC and Holtzman in return for the contribution of the combined Prentice-Holtzman indebtedness to Whitehall, was made by the parties to the Contribution Agreement, namely PWJ Lending, Holtzman and Whitehall.

Prior to such contribution and prior to the 2007 Merger and the 2007 Equity Transactions, Whitehall had 100,000 shares issued and outstanding. Whitehall was valued by Roth Capital Partners, LLC, which acted as exclusive placement agent in the 2007 Equity Transactions, at $85 million, which valuation included the combined Prentice-Holtzman indebtedness, in connection with the 2007 Equity Transactions consummated on July 27, 2007. Prior to the closing of the 2007 Equity Transactions, higher valuations of the Company were marketed by Roth Capital Partners, LLC to potential investors, however insufficient commitments were received in order to raise the $50 million of aggregate proceeds that was determined by the Company to be a minimum threshold needed in the offering. In the spring and summer of 2007, Roth Capital Partners, LLC first commenced marketing efforts at a valuation of the Company of $120 million, and then subsequently at a valuation of $100 million, however insufficient commitments were received by potential investors. At a valuation of $85 million, including 1/2 of a warrant being issued for each share of common stock issued, Roth Capital Partners, LLC was able to secure commitments from the purchasers to raise $50 million in the 2007 Equity Transactions. Roth Capital Partners, LLC received a fee of approximately $1.8 million for acting as exclusive placement agent, for the 2007 Equity Transactions which was paid for by the Company. BTG Investments LLC, an affiliate of Roth Capital Partners, LLC purchased, as part of the 2007 Equity Transactions, 145,000 shares of our Common Stock and warrants to purchase 72,500 shares of our Common Stock for $495,900. The amount of Whitehall equity allocable for the contribution of the combined Prentice-Holtzman indebtedness was determined by dividing the combined Prentice-Holtzman indebtedness by the $85 million Whitehall valuation, and multiplying that result by the 100,000 issued and outstanding shares of Whitehall, yielding 69,427 shares of Whitehall common stock. Of such 69,427 shares, 52,741 shares were issued to PWJ Lending LLC and 16,686 shares were issued to Holtzman, with the allocation being determined in accordance with each party’s relative contribution to the combined Prentice-Holtzman indebtedness, together with an adjustment in Prentice’s favor for accrued and unpaid interest and fees owed to Prentice in connection with its portion of the combined Prentice-Holtzman indebtedness.

The $85 million valuation of Whitehall, determined in the context of the contribution of the combined Prentice-Holtzman indebtedness, is the same valuation of Whitehall as was used in the 2007 Equity Transactions. In the 2007 Merger, each share of Whitehall common stock owned by affiliates of Prentice and Holtzman, including the shares received in return for the contribution, was converted into the right to receive 248.54 shares of common stock of the Company, an exchange ratio determined based on an $85 million valuation of Whitehall, not including the proceeds of the 2007 Equity

Transactions. The Board of Directors of Whitehall also approved the terms and conditions of the Contribution Agreement and the various transactions contemplated by the agreement.

Advisory Agreement with Halter

Pursuant to an advisory agreement by which Halter Financial Group, L.P. agreed to provide financial advisory services to the Company in connection with the 2007 Merger and other matters after the 2007 Merger, the Company paid a fee of $300,000 to Halter Financial Group, L.P. after the consummation of the 2007 Merger and the 2007 Equity Transactions. Timothy Halter, the Company’s sole director and officer prior to the 2007 Merger is the president and sole stockholder of Halter Financial Group, L.P.

Term Loan Financing Arranged by Prentice

On January 18, 2008, Whitehall Jewelers, Inc., entered into a Term Loan Credit Agreement with PWJ Lending II LLC, as Administrative Agent and Collateral Agent, and the lending institutions from time to time party thereto. PWJ Lending II LLC is also an affiliate of Prentice. Prior to April 30, 2008, the Company had borrowed an aggregate of $35.0 million under this loan agreement. On April 30, 2008, WJI entered into an amendment to this loan agreement (the “First Amendment”). Under the First Amendment, WJI has the ability to borrow up to a total of $50.0 million. On May 1, 2008, the Company borrowed an additional $5.0 million, bringing the aggregate principal amount outstanding under this loan agreement to $40.0 million.

Borrowings under the Term Loan Credit Agreement bear interest at 15% per year. The Term Loan Credit Agreement contains affirmative and negative covenants and representations and warranties that are ordinary and customary for similar term loans. The maturity date for the principal borrowed under the Term Loan Credit Agreement shall be the earlier to occur of the following: (1) one day after the “Maturity Date” under (and as defined in) the Third Amended and Restated Credit Agreement, as amended, and (2) the date on which the maturity is accelerated upon an event of default. The terms of the Term Loan Credit Agreement permit repayment of all or a portion of the loan prior to maturity upon five days notice without any prepayment penalty. Any amounts outstanding under the Term Loan Credit Agreement may be accelerated and become due and payable immediately upon an event of default and expiration of any applicable cure period. Events of default include: (1) nonpayment of obligations due under the Term Loan Credit Agreement, (2) failure to perform any covenant or agreement contained in the Term Loan Credit Agreement, (3) material misrepresentations, (4) failure to pay, or certain other defaults under, other material indebtedness including, without limitation, under the revolving credit facility, (5) certain bankruptcy or insolvency events, (6) a change of control, (7) material outstanding adverse judgments, (8) material uninsured losses; (9) indictments of the borrower or guarantor in a material forfeiture action, (10) revocation or cancellation of security interests; and (11) customary ERISA defaults.

The interest expense under the Term Loan Credit Agreement for fiscal year 2007 was $0.2 million. As of February 2, 2008, Prentice was paid a fee equal to three percent of the borrowed funds under the Term Loan Credit Agreement ($750,000) for arranging and structuring the term loan. Additionally, PWJ Lending II LLC is entitled to a fee equal to two percent of any additional principal amount borrowed pursuant to the First Amendment.

On January 18, 2008, the Company also entered into a Guaranty Agreement for the benefit of PWJ Lending II LLC, as agent under the Term Loan Credit Agreement, to fully and unconditionally guarantee the obligations of Whitehall Jewelers, Inc. in connection with the Term Loan Credit Agreement. The Company also entered into a Guarantor Security Agreement, dated January 18, 2008, for the benefit of PWJ Lending II LLC, as agent under the Term Loan Credit Agreement, to grant a junior lien on all of its assets to secure the obligations of Whitehall Jewelers, Inc. in connection with the Term Loan Credit Agreement. Furthermore, Whitehall Jewelers, Inc. also granted to PWJ Lending II LLC a junior lien on its assets by a Security Agreement, dated January 18, 2008, to further secure its obligations under the Term Loan Credit Agreement.

Review, Approval or Ratification of Transactions with Related Persons

Policies, Procedures and Practices

It is our practice that our management determines which transactions or relationships should be referred to the Board of Directors for consideration. The Board of Directors then determines whether to approve, ratify, revise or terminate a related person transaction on a case by case basis. Our policies related to related persons transactions are set forth in our Code of Conduct.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has adopted a written charter for the Audit Committee (the “Audit Committee Charter”). The Audit Committee Charter is available on our website at http://www.whitehalljewelers.com/corporate/WH_audit_committee.pdf.

In accordance with the provisions of the Audit Committee charter, I have (i) reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended February 2, 2008, with management, (ii) discussed with the Company’s independent auditors, Grant Thornton LLP (“GT”), the matters required to be discussed by Statement on Auditing Standards No. 61 (“Codification of Statements on Auditing Standards, AU § 380”), as modified or supplemented, (iii) received the written disclosures and the letter from GT required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees,” as modified or supplemented, and (iv) discussed with GT its independence from the Company.

As part of my responsibilities under the charter, I reviewed with the Company’s General Counsel whether there were any legal matters that have had or are likely to have a material impact on the Company’s financial statements. I also reviewed the Company’s compliance with the Whitehall Standards of Conduct.

In addition, I met with GT prior to the filing of each of the Company’s quarterly reports on Form 10-Q to discuss the results of its review of the financial information included in those reports.

Management has represented to the Committee, and GT has confirmed, that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

In performing the Audit Committee’s oversight function, I relied upon advice and information received in our discussions with the Company’s management, internal auditors and GT. This advice and information was obtained at two Committee meetings held during the year, during which I engaged both management and GT in discussions. During both of these meetings, I met separately with the Company’s internal auditors and then with GT. Based on the review and discussions referred to above, I recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended February 2, 2008, be included in the Company’s Annual Report on Form 10-K for that year.

The Audit Committee
William R. Lazor

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The aggregate fees we paid to Grant Thornton LLP, and their respective affiliates for the fiscal years ended February 2, 2008 and January 31, 2007 were as follows:

	Fiscal Year
	2007	2006
Audit Fees (1)	$562,000	$496,000
Audit-Related Fees (2)	—	155,000

Total Audit and Audit-Related Fees	$562,000	$651,000

Tax Fees	—	—
Other Fees (3)	491,000

(1)

Includes fees billed for the audit of our annual financial statements for 2007 and 2006 included in our annual report on Form 10-K and for the reviews of interim financial information included in our quarterly reports on Form 10-Q.

(2)	Includes fees related to an additional audit in connection with a 2006 merger transaction.

(3)	Includes fees related to the 2007 Merger and equity transactions and the filing of the related Form S-1.

The Audit Committee’s policy is that all audit and non-audit services to be performed by our independent auditor must be approved in advance.

PROPOSAL 2.
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has reappointed the firm of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2008. Grant Thornton LLP became our independent auditor in 2007 and has become familiar with our business and operations. In making this appointment, the Audit Committee considered whether the provision of the services other than the services described under “Audit Fees” and “Audit-Related Fees” is compatible with maintaining the independence of Grant Thornton LLP, and has concluded that the provision of such services is compatible with maintaining their independence.

As a matter of good corporate governance, the Audit Committee has determined to submit its selection of the independent registered public accounting firm to our stockholders for ratification. In the event that this selection of Grant Thornton LLP is not ratified by a majority of the shares present or represented at the Annual Meeting and entitled to vote on the matter, the Audit Committee will review its future selection of an independent registered public accounting firm.

Representatives of Grant Thornton LLP are expected to be present at our Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

RECOMMENDATION

The Board of Directors unanimously recommends that you vote FOR Proposal 2.

EXECUTIVE OFFICERS

Michael Don, age 52, was appointed Chief Executive Officer of the Company on April 30, 2008, in addition to his duties as President and Chief Operating Officer which were effective August 13, 2007. Mr. Don joined Whitehall on November 27, 2006, as its Executive Vice President and Chief Financial Officer. Prior to joining Whitehall, Mr. Don served as the Executive Director of the law firm Stoel Rives, LLP in 2005 and 2006. From 2002 through 2004, Mr. Don was the Senior Vice President and Chief Financial Officer of Columbia Distributing Company, a multi-state beverage distribution company. From 1987 through 2000, Mr. Don held various positions within Fred Meyer, Inc. with his last position as Chief Executive Officer of Fred Meyer Jewelers, Inc. from 1996 to 2000. Mr. Don also held the positions of Vice President and Treasurer, Vice President of Real Estate and Construction and Senior Vice President, Strategic Planning for Fred Meyer, Inc. Mr. Don received his CPA accreditation in Oregon in 1980.

Mark Funasaki, age 45, joined Whitehall on November 27, 2006, as its Executive Vice President and Chief Administrative Officer. Before joining Whitehall, Mr. Funasaki spent nine years with Fred Meyer Jewelers, Inc. most recently as its Vice President of Strategic Planning and Business Development from 2003 through 2006. Mr. Funasaki also held the positions of Vice President of Information Systems, Vice President of E-Commerce and Controller for Fred Meyer Jewelers, Inc.

Peter Michielutti, age 51, joined Whitehall on August 20, 2007, as its Executive Vice President and Chief Financial Officer and Treasurer. Since July 2006, Mr. Michielutti has been providing support to the Company in the finance area on a consulting basis. Mr. Michielutti has over 15 years of experience in Chief Financial Officer positions. From 2001 through 2006, Mr. Michielutti served as the Chief Financial Officer at Wilsons The Leather Experts Inc., or Wilsons Leather, a specialty retailer of leather outerwear, accessories and apparel. He also served in other senior executive positions at Wilsons Leather, including as the Chief Operating Officer from 2004 through 2006. Before that, he served in senior executive positions at U.S. Bancorp and was the Chief Financial Officer at Fingerhut Companies, Inc.

Robert B. Nachwalter, age 37, joined Whitehall on April 24, 2006, as its Senior Vice President and General Counsel. Prior to joining Whitehall, Mr. Nachwalter was Senior Counsel with Ryder System, Inc. from 2003 to 2006. Before moving to Ryder System Inc. in 2003, Mr. Nachwalter worked for Mayor’s Jewelers, Inc. as Senior Counsel and Director of Legal Affairs (now Birks and Mayor’s, Inc.) from 1999 to 2003. From 1997 to 1999, Mr. Nachwalter was an associate in the law firm of Carlson & Bales, P.A.

Steven Seplak, age 48, joined Whitehall in August 14, 2006 as Vice President of Merchandising. He was promoted to Senior Vice President of Merchandising in August 12, 2007. Before joining Whitehall, Mr. Seplak spent ten years with Fred Meyers Jewelers, most recently as Fine Jewelry Buyer.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Overview

Due to the small size of the Board of Directors, the entire Board of Directors reviewed executive compensation decisions during fiscal year 2007.

Our Board of Directors has responsibility for establishing, monitoring and implementing our compensation program. The Board of Directors designs its policies to attract, retain and motivate highly qualified executives.

Objectives of Compensation Program

The primary objective of our compensation program is to compensate executives in a way that reinforces decisions and actions which will drive long-term sustainable growth, which in turn leads to increased stockholder value. To achieve these goals we must attract and retain highly-qualified executives and motivate them to work to their fullest potential.

What Our Compensation Program is Designed to Reward

The Board of Directors focuses on long-term goals of the business and designs rewards programs that recognize business achievements it believes are likely to promote sustainable growth. The Board of Directors believes compensation programs should reward executives who take actions that are best for the long-term performance of the Company while delivering positive annual operating results.

Our compensation decisions are driven by a pay-for-performance philosophy, which takes into account performance by both the Company and the individual. We do not currently and did not during fiscal year 2007 engage any consultant related to executive and/or director compensation matters.

We compensate our executive officers named in the Summary Compensation Table, or named executive officers, through a combination of base salary, incentive bonus payments and equity incentive plan awards, designed to be competitive with comparable employers and to align each named executive officer’s compensation with the long-term interests of our stockholders.

Elements of Our Compensation Plan and How They Relate to Our Objectives

Currently, our Board of Directors uses short-term compensation (salary and incentive bonus payments) and long-term compensation (equity incentive plan awards effective as of fiscal 2007) to achieve its goal of driving sustainable growth. Our Board uses its judgment and experience in determining the mix of compensation. Our Board also informs itself of market practices and uses market data for context and a frame of reference for decision making. Base salary and incentive bonus payments are determined and paid annually and are designed to reward current performance. Although no stock options or equity incentive plan awards were made to our named executive officers in fiscal 2006, in fiscal 2007, we implemented an equity incentive award program designed to reward long-term performance. Our Board reviews total short-term and long-term compensation annually. There is no established policy or formula for allocating any individual’s total compensation between cash and non- cash, or between short-term and long-term incentives. This approach is designed to provide us with flexibility to respond to marketplace and individual factors in attracting and retaining executive talent and encouraging performance.

Comparable Companies

The Board of Directors takes into consideration external market practices. The Board believes that total compensation opportunity should be comparable to the marketplace. In evaluating our compensation program, the Board considers the level of compensation paid to executive officers in comparable executive positions. The comparable companies from which we evaluated our executive officers’ compensation packages are Fred Meyer Jewelers, Friedman’s Jewelers, Zales, Finlay Enterprises and Birks & Mayors. The benchmarking factors considered include a non-quantitative estimation of the median salary, bonus and equity components which comprise executive officers’ compensation packages at these companies.

While the Board of Directors considers the median comparable company benchmarks in setting compensation for the named executive officers, it does not define target ranges for these compensation elements. The Board does not quantify how the actual salary, bonus and equity components for the named executive officers vary from the median comparable company benchmarks. Rather, the Board qualitatively considers the comparable company medians in setting actual salary, bonus and equity components for the executives. In addition to qualitatively considering the comparable company medians, the Board also considered (a) affordability to the Company, current salary levels and the experience of the executive in setting base salary, (b) overall Company performance in awarding annual incentive bonus payments, and (c) allocation levels between time-based vesting and performance-based vesting stock options, in order to attract desirable executives who strive for continuously better performance.

Short-Term Compensation

Base Salary

Base salary is important in attracting executives and provides a secure base of cash compensation. Increases are not preset and take into account the individual’s performance, responsibilities of the position, experience and the methods used to achieve results, as well as external market practices.

Salary planning begins with a percentage guideline for increases, based on the rate of increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers, as compiled by the U.S. Bureau of Labor Statistics for the preceding year, which is adjusted up or down for individual performance based on recommendations from our Chief Executive Officer, or CEO. The Board of Directors takes into consideration the median salary for the component companies set forth under “Comparable Companies” above. The guidelines are set after considering competitive market data, affordability and current salary levels, as appropriate. At the end of the year, the CEO evaluates executive performance. Base salary compensates each executive for the primary responsibilities of his/her position and level of experience and is set at levels that we believe enable us to attract and retain talent. In fiscal 2007, the base salary increases for the named executive officers ranged from 0.0% to 16% based on the foregoing considerations.

Annual Incentive Bonus Payments

We utilize cash bonuses as an incentive to promote achievement of Company and individual performance goals. Actual awards are based on Company financial and individual performance. Financial performance is generally determined at the end of the year based on business results compared against business objectives, annual financial performance goals and our strategic performance initiatives, taking into consideration the median annual incentive bonus payments for the component companies set forth under “Comparable Companies” above. Depending on the named executive officer’s responsibilities, performance is measured at the corporate level or a combination of corporate or operating level, as appropriate. Our Board of Directors may also take into account additional considerations that it deems fundamental.

For fiscal year 2007, the Board of Directors did not formally adopt an annual incentive bonus plan under which pre-established company and individual performance goals were approved. Instead, in March 2008, using the above guidelines and upon the recommendation of the CEO, the Board reviewed our fiscal 2007 results and evaluated the performance of each of our named executive officers, based on input from our CEO. Based on such evaluations, our Board determined the annual incentive bonus payments for the named executive officers (other than for Mr. Don and Mr. Michieluitti, whose bonus payments were paid pursuant to the terms of their employment agreements) and approved the recommendations of our CEO regarding bonus awards for our other executives, in each case based on performance consistent with our general compensation philosophy.

Long-Term Compensation

The form of long-term incentive compensation that the Board of Directors generally employs is stock options. This form of long-term incentive compensation is intended to motivate executives to make stronger business decisions, improve financial performance, focus on both short-term and long-term objectives and encourage behavior that protects and enhances the long-term interests of our stockholders.

As executives achieve higher levels of seniority and responsibility and have more direct influence on our operations and strategy, the Board of Directors believes that a larger portion of that executive’s total compensation should be variable based on the Company’s performance, rather than fixed, so as to further incentivize the executive to strive for continuously better performance. The Board of Directors sets the equity incentive award taking into consideration the median for the component companies set forth above and allocates between time-based vesting and performance-based vesting stock options, in order to attract desirable executives who strive for continuously better performance.

Although employment agreements with certain named executive officers provide that the executives will be eligible during their employment period to be granted stock options, restricted stock and/or other equity-based compensation awards, no equity awards were granted in fiscal year 2006. In fiscal 2007, pursuant to the 2007 Merger, Whitehall assumed the 2007 Whitehall Jewelers, Inc. Stock Incentive Plan, or 2007 Stock Incentive Plan, and the awards granted thereunder. The 2007 Stock Incentive Plan provides for the grant of stock options and stock appreciation rights and for awards of shares, restricted shares, restricted stock units and other equity-based awards. Any employee, officer, director or consultant of Whitehall or any of our affiliates is eligible to participate in the plan. In addition to time-based vesting, a portion of the options granted under the 2007 Stock Incentive Plan also vest based upon the Company meeting or exceeding certain EBITDA targets, as discussed below in this Compensation Discussion and Analysis under “Compensation for the Named Executive Officers—2007 Stock Incentive Plan.”

In fiscal 2007, Whitehall also entered into Bonus Award Agreements with each of Mr. Dayoob, Mr. Don, Mr. Funasaki and Mr. Nachwalter. These bonuses were granted to provide certain key executives additional compensation for services performed, in lieu of equity compensation, since Whitehall did not have an equity compensation plan in place at the time of grant of these bonuses. Details about these Bonus Award Agreements are discussed below under “Compensation for the Named Executive Officers—Bonus Award Agreements.”

Defined Contribution Plans

We provide retirement benefits to our named executive officers, including matching contributions, under the terms of our tax-qualified 401(k) defined contribution plan. The named executive officers participate in the plan on substantially the same terms as our other participating employees. We believe that these benefits are comparable to those provided by comparable companies. We do not maintain any defined benefit or supplemental retirement plans.

Severance Benefits

Severance is considered by us, our Board of Directors and our executives to be an integral part of the overall compensation package. We provide severance to our executives as a means to attract and retain individuals with superior ability and managerial talent. The severance arrangements impact annual compensation decisions regarding levels of salary, annual incentive bonus and option granting because the severance is provided in the form of salary continuation and vesting of options granted.

We believe that providing the executives with severance payments upon certain terminations of employment and accelerated vesting of stock options upon a change in control are key retention tools that assist us with remaining competitive with the comparable companies set forth above, further our goal of attracting and retaining key executives with superior ability and managerial talent and protect our competitive position. We provide these benefits in the employment agreements for our executives, which are described below under the section entitled “Potential Payments upon Termination or Change in Control.”

Compensation for the Named Executive Officers

Base Salary

During fiscal 2007, our former CEO, Edward Dayoob; our former CFO and Executive Vice President (and current CEO, President and Chief Operating Officer), Michael Don; our Executive Vice President and Chief Financial Officer, Peter Michielutti; our Executive Vice President, Business Development and Chief Administrative Officer, Mark Funasaki; and our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, Robert B. Nachwalter; and our Senior Vice President of Merchandising, Steven Seplak, were parties to an employment agreement with us governing the terms of their compensation.

The salary for our former CEO, Edward Dayoob, was set by the Board of Directors, taking into consideration factors such as his over 40 years of jewelry industry experience, his experience as Chief Executive Officer of Fred Meyer Jewelers, Inc., a wholly owned subsidiary Fred Meyer, Inc., from 2000 to 2005 and his coming out of retirement to become our Chief Executive Officer. At the time each employment agreement was entered into, the Board of Directors established the base salary of Messrs. Dayoob, Don, Michielutti, Funasaki, Nachwalter and Seplak in the context of the nature of the executive’s position, responsibilities associated with that position, experience, market and retention factors, and our CEO’s recommendations (except for Mr. Dayoob). In connection with his assuming the role of CEO in fiscal 2008, Mr. Don’s pay was increased to reflect his promotion and additional responsibilities and was commensurate with the salary previously set for Mr. Dayoob. The Board of Directors also takes into consideration the median salary for the component companies set forth above. Base salaries paid to the named executive officers in fiscal 2007 were within the benchmark range determined by the Board of Directors, whereby the Board of Directors qualitatively considers comparable company medians and certain company specific factors, as set forth above. See “Comparable Companies” above.

Annual Incentive Bonus

While the above-mentioned employment agreements include eligibility to participate in a cash bonus plan of the Company, during fiscal 2007 the Board of Directors did not formally adopt such a plan, and the Board did not otherwise pre-establish company and/or individual performance goals on which bonus opportunities would be based for performance during fiscal 2007. However, for the fiscal year ended February 2, 2008, Mr. Don was entitled to receive a minimum bonus of $50,000 and Mr. Michielutti was entitled to receive a minimum bonus of $30,000 pursuant to the terms of their employment agreements.

In March 2008, upon the recommendation of the CEO, the Board approved special cash bonuses to the named executive officers to reward them for performance during the prior fiscal year and for retention purposes. The Board approved a bonus pool of approximately $212,000 to be allocated among certain key employees, including the named executive officers. This cash bonus pool did not include bonus amounts for Mr. Don or for Mr. Michielutti as their bonuses had been paid pursuant to the terms of their employment agreements.

In determining bonus amounts, the Board of Directors reviewed the named executive officers’ performance against fiscal 2007 results and other criteria established by the Board and decided on the incentive bonus payments for these executives after considering input by the CEO. The criteria on which bonus payments were determined included (i) effective management of inventory levels, (ii) increase in consignment levels of merchandise, (iii) the continued implementation of a new merchandising order system, (iv) negotiation of more favorable payment terms for merchandise, (v) implementing certain cost reductions, and (vi) pursuing certain strategic alternatives.

The bonuses approved by the Board of Directors did not reward executives the full target bonus opportunity each executive was eligible for under their respective employment agreements with respect to participation in an annual cash bonus plan of the Company. The annual cash bonus payments earned for fiscal 2007 and the percentage of target opportunity each such payment represented for each named executive officer are set forth below:

•	Mr. Dayoob received a bonus of $75,000 in March 2008, which represented 30% of his target bonus opportunity.

•	Mr. Don received a bonus of $50,000 in March 2008, which represented 28.6% of his target bonus opportunity.

•	Mr. Michielutti received a bonus of $30,000 in March 2008, which represented 26.4% of his target bonus opportunity.

•	Mr. Funasaki received a bonus of $22,500 in March 2008, which represented 25.7% of his target bonus opportunity.

•	Mr. Nachwalter received a bonus of $15,000 in March 2008, which represented 21.7% of his target bonus opportunity.

•	Mr. Seplak received a bonus of $10,000 in March 2008; Mr. Seplak does not have a pre-established target bonus opportunity in his employment agreement.

2007 Stock Incentive Plan

Under their employment agreements, Messrs. Don, Michielutti, Funasaki and Nachwalter are eligible during their employment period to be granted stock options, restricted stock and/or other equity- based compensation awards. As described above, in fiscal 2007, Whitehall adopted the 2007 Stock Incentive Plan, and on July 20, 2007, Mr. Dayoob, Mr. Don, Mr. Funasaki and Mr. Nachwalter were granted options to purchase 4,823, 2,813, 1,608 and 402 shares of common stock of Whitehall, respectively, in each case for an exercise price of $850 per share, the fair market value of such shares on the date of grant. Following the closing of the Merger, pursuant to the terms of the 2007 Stock Incentive Plan, these options were converted to options to purchase 1,198,594, 699,180, 399,531 and 99,883 shares of our common stock, respectively, which we assumed at the closing of the Merger. Additionally, during fiscal 2007, Peter Michielutti was granted options to purchase 500,000 shares of common stock of Whitehall, and Mr. Seplak was granted options to purchase 175,000 shares of common stock of Whitehall. While these stock options generally vest based on these executives’ continued employment with the Company, beginning with fiscal year 2007 (which ended February 2, 2008), a portion of the options for Messrs. Dayoob, Don, Funasaki and Nachwalter will vest if certain performance goals, based on meeting or exceeding EBIDTA (as defined in the executives’ employment agreements) targets, were met. The agreements provide that one-fourth (1/4) of the options will vest if EBITDA for the Company equals or exceeds $5,000,000 at the end of any fiscal year; one-half (1/2) of the options will vest if EBITDA for the Company equals or exceeds $15,000,000 at the end of any fiscal year; three-fourths (3/4) of the options will vest if EBITDA for the Company equals or exceeds $25,000,000 at the end of any fiscal year; and any unvested portion of the options will vest if EBITDA for the Company equals or exceeds $35,000,000 at the end of any fiscal year. The Board of Directors considered the option granting practices of the comparable companies, discussed above, and ultimately granted options based upon an allocation between time vesting and performance-based vesting stock options, in order to attract desirable executives to us who strive for continuously improved performance. During fiscal 2007, the EBITDA goal was not met. Under the employment agreements, “EBITDA” is defined as the sum of our earnings from operations, after eliminating therefrom all non-cash extraordinary non-recurring items of income (including gains on the sale of assets and earnings from the sale of discontinued business lines) and after all expenses and other proper changes, but before payment or provision for interest, taxes, depreciation and amortization in accordance with generally accepted accounting principles, consistent with our past practices and as determined by our independent accountants.

We have the right to repurchase any shares of stock acquired upon exercise of any portion of each executive’s option within 120 days following the termination of each executive’s employment for the (i) fair market value of the shares on the date of repurchase if such termination of employment is for a reason other than for “cause” (as defined in the award agreement) or the executive’s voluntary resignation or (ii) 80% of the fair market value of the shares on the date of repurchase if such termination of employment is for cause or the executive’s voluntary resignation, in either case, payable in equal quarterly installments over a two-year period.

Bonus Award Agreements

Under Bonus Award Agreements awarded in 2007 by Whitehall to Mr. Dayoob, Mr. Don, Mr. Funasaki and Mr. Nachwalter, each executive is eligible to receive maximum cash bonuses equal to $300,000, $175,000, $100,000 and $25,000, respectively. As discussed above, these awards were granted in lieu of equity compensation since Whitehall did not have an equity program in place at the time of grant of these awards. Subject to the terms of each agreement, Mr. Dayoob, Mr. Don, Mr. Funasaki and Mr. Nachwalter will receive 83%, 52%, 52% and 88% respectively, of his total bonus amount on the next regular payroll date following December 31, 2008. Thereafter, Mr. Dayoob and Mr. Nachwalter will receive an amount equal to 1/36th and Mr. Don and Mr. Funasaki will receive an amount equal to 1/48th of his total bonus amount on a monthly basis until such time as he has received a gross amount equal to his total bonus amount. These payments will terminate if the executive is terminated for cause and will be payable at certain levels if the executive is terminated without cause or terminates by reason of death, disability or voluntary resignation, as set forth in the agreements. See “Potential Payments upon Termination or Change in Control—Bonus Award Agreements Entered into with Certain Named Executive Officers” below for additional information about post-employment amounts payable under these awards.

COMPENSATION REPORT OF THE BOARD OF DIRECTORS

The Board of Directors has reviewed and discussed the Compensation Discussion and Analysis for fiscal year 2007 (“CD&A”) with management and, based on such review and discussions, the Board of Directors has determined that the CD&A be included in this Proxy Statement for filing with the SEC.

The Board of Directors

Edward Dayoob, Chairman
Efrem Gerszberg
William R. Lazor
Daniel Platt

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth certain information concerning compensation for services rendered in all capacities awarded to, earned by or paid to our Chief Executive Officer, Chief Financial Officer, others who served as Chief Executive Officer or Chief Financial Officer during the fiscal year ended February 2, 2008, and our three most highly compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) who were serving as executive officers at the end of our fiscal year ended February 2, 2008, collectively referred to as the named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)		Option Awards ($)(2)	All Other Compensation ($)		Total($)
Edward Dayoob (3)	2007	$497,846	$75,000		$647,657	$85,043	(4)	$1,305,546
Former CEO (current Chairman of Board)	2006	254,693	150,500		—	28,348		433,541
Michael Don (5)	2007	$350,000	$50,000		$219,498	$—		$619,498
Former Executive Vice President and CFO (current	2006	53,846	52,000		—	6,351		112,197
CEO and President)
Peter Michielutti (6)	2007	$137,500	$70,916	(7)	$63,073	$211,574	(8)	$483,063
Executive Vice President
and CFO
Mark Funasaki	2007	$245,192	$22,500		$125,472	$—		$393,164
Executive Vice President
and CAO
Robert Nachwalter	2007	$225,383	$15,000		$59,413	$—		$299,796
Senior Vice President and	2006	150,000	30,000		—	28,881		208,881
General Counsel
Steven Seplak	2007	$211,028	$10,000		$17,617	—		$238,645
Senior Vice President of
Merchandising

(1)

Bonuses earned in 2007 were paid in March 2008. Bonuses paid to each of the named executive officers were discretionary, except that bonuses paid to Mr. Don and Mr. Michielutti were paid in satisfaction of minimum target bonus opportunities set forth in their employment agreements.

(2)

Reflects the compensation cost recognized for financial reporting purposes for option awards granted in 2007 under Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment. See Note 18 to the Company’s Consolidated Financial Statements set forth in our Annual Report on Form 10-K filed on May 16, 2008, for assumptions made in determining these amounts. This amount reflects our accounting expense for the awards, and does not correspond to the actual value that may be recognized by the executives.

(3)	Mr. Dayoob retired from the Company effective April 30, 2008.

(4)	Mr. Dayoob’s “All Other Compensation” includes $59,998 of expenses related to temporary housing and related tax gross-ups of $25,045.

(5)	Mr. Don became our CEO effective April 30, 2008 and became our President effective August 13, 2007 at which time he no longer served as our CFO.

(6)	Mr. Michielutti became our CFO effective August 20, 2007.

(7)

Mr. Michielutti’s bonus amount includes a signing bonus in the amount $40,916 paid following the commencement of employment with the Company in 2007 and a bonus of $30,000 earned in 2007 but paid in March 2008.

(8)

Prior to joining the Company, Mr. Michielutti was a paid consultant for the Company. Pursuant to such consulting arrangement, Mr. Michielutti received payments of $211,574 for services performed on behalf of the Company.

2007 GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding 2007 grants of plan-based awards to our named executive officers under our 2007 Stock Incentive Plan. These award opportunities align executives’ interests with stockholders, by providing an incentive to improve the long-term financial performance of the Company and increase stock price.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)(1)		Grant Date Fair Value of Stock and Option Awards ($)(2)

Edward Dayoob	7/20/2007	1,198,594	$3.42		$1,295,319
Michael Don	7/20/2007	699,180	$3.42		$810,577
Peter Michielutti	8/20/2007	500,000	$3.50	(3)	$605,500
Mark Funasaki	7/20/2007	399,531	$3.42		$463,187
Robert Nachwalter	7/20/2007	99,883	$3.42		$106,922
Steven Seplak	9/24/2007	175,000	$3.50(3)		$211,400

(1)

Except as otherwise disclosed, the exercise price was set using the fair market value of the price per share of the common stock as paid by the purchasers in the 2007 Merger transaction, which was consummated on July 27, 2007.

(2)

Represents the full grant date fair value of stock options granted for fiscal 2007. See Note 18 of Notes to Consolidated Financial Statements set forth in our Annual Report on Form 10-K for fiscal 2007 for the assumptions used in determining such amounts.

(3)	Reflects the common stock’s closing price on the date of grant.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

The following table sets forth information regarding the outstanding stock option awards held by the named executive officers, as of February 2, 2008. These holdings reflect the Company’s long-term incentive compensation policies, which grant stock options based on Company performance, the quality and length of an executive’s service, and the achievement of individual and Company goals.

Name	Option Awards(1)
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price($)(2)		Option Expiration Date
	Exercisable (#)	Unexercisable (#)
Edward Dayoob (4)	599,297	599,297	$3.42		7/20/2012
Michael Don (5)	189,361	509,819	$3.42		7/20/2012
Peter Michielutti (6)	0	500,000	$3.50	(3)	8/20/2012
Mark Funasaki (5)	108,206	291,325	$3.42		7/20/2012
Robert Nachwalter (7)	55,490	44,393	$3.42		7/20/2012
Steven Seplak(8)	0	175,000	$3.50	(3)	9/24/2012

(1)

The options vest in accordance with the vesting schedules set forth in the stock option agreements evidencing the option grants, which in some cases vary from the vesting schedules set forth in the named executive officers’ employment agreements. Such employment agreements pre-dated the grant date for the options.

(2)

Except as otherwise disclosed, the exercise price was set using the fair market value of the price per share of common stock as paid by the purchasers in the 2007 Merger transaction which was consummated on July 27, 2007.

(3)	Reflects the stock’s closing price on the date of grant.

(4)

The option vests over a 36-month period with the first 1/3rd vested on the date of grant (July 20, 2007). An additional 1/36th vests on August 17, 2007 and on the 17th of each month thereafter until fully vested, subject to earlier vesting based on the Company reaching certain EBITDA targets described in “Compensation Discussion and Analysis—Compensation for the Named Executive Officers—2007 Stock Incentive Plan.”

(5)

The option vests over a 48-month period with the first 7/48th vested on the date of grant (July 20, 2007). An additional 1/48th vests on August 17, 2007 and on the 17th of each month thereafter until fully vested, subject to earlier vesting based on the Company’s reaching certain EBITDA targets described in “Compensation Discussion and Analysis—Compensation for the Named Executive Officers—2007 Stock Incentive Plan.”

(6)

The option vests over a 48-month period with the first 1/8th vesting on February 20, 2008 (the six-month anniversary of the August 20, 2007 grant date) and an additional 1/48th vesting each month thereafter until fully vested.

(7)

The option vests over a 36-month period with the first 14/36th vested on the date of grant (July 20, 2007). An additional 1/36th vests on August 17, 2007 and on the 17th of each month thereafter until fully vested, subject to earlier vesting based on the Company’s reaching certain EBITDA targets described in Compensation Discussion and Analysis—Compensation for the Named Executive Officers—2007 Stock Incentive Plan.”

(8)

The option vests over a 48-month period with the first 1/8th vesting on March 24, 2008 (the six-month anniversary of the September 24, 2007 grant date) and an additional 1/48th vesting each month thereafter until fully vested.

2007 OPTION EXERCISES AND STOCK VESTED

During fiscal year 2007, no named executive officers exercised stock options.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to the named executive officers in the event of a termination of employment or a change in control. The following tables and narrative disclosure summarize the potential payments to each named executive officer assuming that one of the events listed in the tables below occurs. The tables assume that the event occurred on February 2, 2008, the last business day of fiscal 2007.

Potential Payments under the Employment Agreements and Stock Option Agreements

Named Executive Officer	Payments Upon a Termination by the Company Without Cause or by the Executive With Good Reason(1)		Value of Acceleration of the Vesting of Stock Options Upon a Change in Control(2)
Edward Dayoob	$500,000		$0
Michael Don	350,000		0
Peter Michielutti	325,000		0
Mark Funaski	250,000		0
Robert Nachwalter	307,300	(3)	0
Steven Seplak	223,500	(4)	0

(1)	Assuming a termination on February 2, 2008.

(2)

Assuming a change in control occurred on February 2, 2008 when our stock price was $0.55. No amount is reflected because the exercise price of the options is greater than the closing price on that date.

(3)	Assuming Mr. Nachwalter received his full target bonus for fiscal year 2007 ($69,000) plus 12 months of medical coverage ($8,300).

(4)	This amount applies only upon a termination without cause.

See the discussion below under “2007 Stock Incentive Plan” and “Agreements with Named Executive Officers” for additional information about the foregoing payments.

Potential Payments under Bonus Award Agreements

Named Executive Officer	Payments Upon a Change in Control(1)	Payment Upon Termination by the Company Without Cause(2)	Payment Upon Voluntary Resignation, Death or Disability(2)
Edward Dayoob	$300,000	$175,545	$87,897
Michael Don	175,500	64,246	32,123
Mark Funaski	100,000	36,660	18,356
Robert Nachwalter	25,000	15,510	7,766

(1)	Assuming a change in control occurred on February 2, 2008.

(2)	Assuming a termination on February 2, 2008.

See the discussion below under “Bonus Award Agreements Entered into with Certain Named Executive Officers” for additional information about the Bonus Award Agreements.

2007 Stock Incentive Plan

The 2007 Stock Incentive Plan provides that, in the event of a change of control, as defined below, the compensation committee (or where none, the Board) may, in its sole discretion, provide for:

•

termination of an award upon the consummation of the change of control but only if the award has vested and been paid out or the participant has been permitted to exercise the award in full for a period of not less than 10 days prior to the change of control;

•	acceleration of all or any portion or an award;

•

payment of any amount (in cash or in the form of consideration paid to our stockholders in connection with the change of control) in exchange for the cancellation of such award; provided, however, if holders of our common stock are to receive consideration other than cash in exchange for their shares of common stock in connection with a change of control, the Company may only make such payments if the participants have been permitted to exercise their awards; and/or

•	issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards.

A “change of control” is defined to mean the occurrence of any of the following events:

•

any person (other than affiliates of Prentice Capital Management, L.P.) becomes a beneficial owner of securities representing a majority of the combined voting power of our then outstanding securities generally entitled to vote for the election of members of our Board of Directors;

•	the sale, lease, transfer, conveyance or other disposition, in one or a series of transactions, of all or substantially all of our assets;

•	the consummation of a merger, consolidation or reorganization wherein the beneficial owners of our voting securities prior to the transaction do not own a majority as a result of the transaction; or

•	the consummation of a plan relating to the liquidation of the company.

Options currently held by the named executive officers fully accelerate in vesting upon a change of control.

Bonus Award Agreements Entered into with Certain Named Executive Officers

As described in the Compensation Discussion and Analysis, prior to the consummation of the 2007 Merger, Whitehall Jewelers, Inc. entered into Bonus Award Agreements with each of Mr. Dayoob, Mr. Don, Mr. Funasaki and Mr. Nachwalter under which such individuals are eligible to receive certain maximum cash bonuses.

Upon a change in control each executive will receive an amount equal to his total bonus amount less any payments previously received under his bonus award agreements. Under the agreements, a “change in control” is defined to mean the occurrence of any of the following events:

•	the sale of all or substantially all our assets;

•	sale of all or substantially all the shares of our issued and outstanding capital stock;

•	the merger, consolidation or reorganization of the Company into or with another corporation or other legal person,

provided that a “change in control” does not include transactions in which Prentice Capital Management, L.P., Holtzman Opportunity Fund, L.P., or their affiliates continue to beneficially own a majority of the outstanding voting securities of the Company or the surviving corporation (or its parent) and does not include the merger of a wholly-owned subsidiary of Globalwise Investments, Inc. with and into the Company.

If an executive’s employment is terminated for “cause” (as defined in each executive’s employment agreement) he will forfeit the right to receive any payments under his Bonus Award Agreement. Upon an executive’s death, “disability” (as defined in each executive’s employment agreement) or voluntary resignation, the executive will receive (x) if such death, “disability” or voluntary resignation occurs prior to December 31, 2008, a pro-rated share of the percentage payment the executive would have received had he remained employed through December 31, 2008, calculated as of the date his employment terminated or (y) if such death, “disability” or voluntary resignation occurs after December 31, 2008, any accrued, but unpaid monthly bonus payment.

If an executive’s employment is terminated without “cause,” he will be entitled to receive (x) if such termination occurs prior to December 31, 2008, the percentage payment the executive would have received had he remained employed through December 31, 2008 pro rated through the date his employment terminated plus six months or (y) if such without cause termination occurs after December 31, 2008, an amount equal to the lesser of six monthly bonus payments or the remainder of the executive’s total bonus amount.

Agreements with Named Executive Officers

Whitehall has entered into employment or consulting agreements with each of its named executive officers as described below.

Consulting Agreement with Edward Dayoob. Mr. Dayoob retired from the Company effective April 30, 2008. Mr. Dayoob did not receive any severance payments under his employment agreement as a result of his retirement. Concurrent with his retiring as CEO, Mr. Dayoob entered into a Consulting Agreement, which specifically provides for a continuation of vesting of his previously granted stock options in accordance with the terms of his July 20, 2007 Stock Option Agreement and for a continuation of vesting of his bonus award in accordance with the terms of the July 20, 2007 Bonus Award Agreement. Pursuant to the Consulting Agreement, Mr. Dayoob will receive $5,000 per month for his services, and an additional fee of $5,000 per day for any agreed-upon special projects or assignments.

Employment Agreement with Michael Don. On April 30, 2008, Whitehall entered into an amended and restated employment agreement with Michael Don, such agreement originally dated November 15, 2006, under which Mr. Don initially served as our Executive Vice President and Chief Financial Officer. Under the terms of the employment agreement, as amended and restated, Mr. Don serves as our Chief Executive Officer, Chief Operating Officer and President and is entitled to receive an initial annual base salary of $500,000. In addition, Mr. Don is eligible to participate in a management bonus plan established by Whitehall with a target bonus opportunity equal to no less than 50% of his annual base salary. The actual amount of the annual bonus is contingent upon Whitehall meeting certain performance criteria set by the Board of Directors. Under his prior employment agreement, for the fiscal year ended February 2, 2008, Mr. Don was to receive an annual bonus no less than $50,000. Under his amended and restated employment agreement, Mr. Don will receive 499,414 stock options with a per share exercise price equal to the fair market value of the common stock as of the grant date. The options under his amended and restated employment agreement are in addition to the stock options to purchase 2,813 shares of common stock of Whitehall at an exercise price of $850 per share, which were granted on July 20, 2007. For the prior grant of options, the Company assumed this award upon the closing of the 2007 Merger, and the award was converted into the option to purchase 699,180 shares of our common stock at an exercise price of $3.42 per share. If Mr. Don is employed by Whitehall immediately prior to the consummation of a change of control (as defined in the employment agreement), the unvested portion of the option will immediately vest upon consummation of the change of control. In addition to the vesting schedule described above, a portion of the option will vest if certain performance goals, based on meeting or exceeding EBIDTA (as defined in the employment agreement) targets, are met. The option expires on the fifth anniversary of the date of grant.

Mr. Don’s amended and restated employment agreement is for an initial term of one year, commencing on April 30, 2008, and, subject to earlier termination, will be automatically extended for successive additional one-year terms unless either party gives written notice of termination at least 60 days prior to the expiration of the then-current term.

The employment agreement provides that if Mr. Don’s employment terminates for any reason, Mr. Don, or his estate in the case of his death, will receive accrued benefits owed to him consisting of accrued but unpaid base salary through the date of termination and any employee benefits to which he is entitled upon termination of employment in accordance with the terms of Whitehall’s plans and programs. In addition, if his employment is terminated by Whitehall without “cause” or by him for “good reason” (as these terms are defined in the employment agreement), Mr. Don will receive continued payment of his base salary for a period of twelve months following termination, subject to reduction by the amount of any compensation that Mr. Don receives from a subsequent employer or other employment during the twelve-month period; provided that if the termination is for “good reason,” the severance payments are subject to Mr. Don’s execution of a mutual release and non-disparagement agreement.

In addition, if Mr. Don’s employment is terminated by Whitehall without “cause” or terminates due to Mr. Don’s death, disability, resignation or the expiration of the term, any vested options will remain exercisable for 90 days following termination of employment. If Mr. Don’s employment is terminated for “cause,” any unexercised portion of the option will be forfeited. Following the termination of Mr. Don’s employment, Whitehall will have the right to repurchase any shares of stock acquired upon exercise of any portion of the option within 120 days following the termination for the fair market value on the date of repurchase, if the termination is for a reason other than for “cause” or voluntary resignation, and for 80% of the fair market value on the date of repurchase, if the termination is for “cause” or due to voluntary resignation, payable over a two-year period.

Mr. Don is subject to a non-competition covenant during the period of his employment and for any period during which he is receiving severance payments, to a non-solicitation covenant during his employment and for twelve months following the termination of his employment for any reason and to a confidentiality covenant.

Employment Agreement with Peter Michielutti. Whitehall entered into an employment agreement with Peter Michielutti, effective August 20, 2007, under which Mr. Michielutti serves as our Executive Vice President and Chief Financial Officer. Under the terms of the employment agreement, Mr. Michielutti is entitled to receive an initial annual base salary of $325,000. In addition, Mr. Michielutti is eligible to participate in a management bonus plan established by Whitehall with a target bonus opportunity equal to no less than 35% of his annual base salary. The actual amount of the annual bonus is contingent upon Whitehall meeting certain performance criteria set by its Board of Directors, except that for the fiscal year ended February 2, 2008, Mr. Michielutti received $30,000 pursuant to a guaranteed minimum bonus under his employment agreement. Under the terms of Mr. Michielutti’s employment agreement, Mr. Michielutti received stock options to purchase 500,000 shares of common stock of Whitehall at an exercise price of $3.50 per share, which were granted on August 20, 2007. If Mr. Michielutti is employed by Whitehall immediately prior to the consummation of a change of control (as defined in the employment agreement), the unvested portion of the option will immediately vest upon consummation of the change of control. The option expires on the fifth anniversary of the date of grant. These options were granted pursuant to a stock option agreement on August 20, 2007.

Mr. Michielutti’s employment agreement is for an initial term of one year, commencing on August 20, 2007, subject to earlier termination, and will be automatically extended for successive additional one-year terms unless either party gives written notice of termination at least 60 days prior to the expiration of the then-current term.

The employment agreement provides that if Mr. Michielutti’s employment terminates for any reason, Mr. Michielutti, or his estate in the case of his death, will receive accrued benefits owed to him consisting of accrued but unpaid base salary through the date of termination and any employee benefits to which he is entitled upon termination of employment in accordance with the terms of Whitehall’s plans and programs. In addition, if his employment is terminated by Whitehall without “cause” or by him for “good reason” (as these are terms defined in the employment agreement), Mr. Michielutti will receive continued payment of his base salary for a period of twelve months following termination, subject to reduction by the amount of any compensation that Mr. Michielutti receives from a subsequent employer or other employment during the twelve-month period; provided that if the termination is for “good reason,” the severance payments are subject to Mr. Michielutti ’s execution of a mutual release and non-disparagement agreement.

In addition, if Mr. Michielutti’s employment is terminated by Whitehall without “cause” or terminates due to Mr. Michielutti’s death, disability, resignation or the expiration of the term, any vested options will remain exercisable for 90 days following termination of employment. If Mr. Michielutti’s employment is terminated for “cause,” any unexercised portion of the option will be forfeited. Following the termination of Mr. Michielutti’s employment or his voluntary resignation, Whitehall will have the right to repurchase any shares of stock acquired upon exercise of any portion of the option within 120 days following the termination for the fair market value on the date of repurchase, if the termination is for a reason other than for “cause” or voluntary resignation, and for 80% of the fair market value on the date of repurchase, if the termination is for “cause” or due to voluntary resignation, payable over a two-year period.

Mr. Michielutti is subject to a non-competition covenant during the period of his employment and for any period during which he is receiving severance payments, to a non-solicitation covenant during his employment and for twelve months following the termination of his employment for any reason and to a confidentiality covenant.

Employment Agreement with Mark Funasaki. Whitehall entered into an employment agreement with Mark Funasaki, dated November 17, 2006, under which Mr. Funasaki serves as our Executive Vice President, Business Development and Chief Administrative Officer. Under the terms of the employment agreement, Mr. Funasaki is entitled to receive an initial annual base salary of $225,000. In addition, Mr. Funasaki is eligible to participate in a management bonus plan established by Whitehall with a target bonus opportunity equal to no less than 35% of his annual base salary. The actual amount of the annual bonus is contingent upon Whitehall meeting certain performance criteria set by the Board of Directors. Under the terms of Mr. Funasaki’s employment agreement, Mr. Funasaki received stock options to purchase 1,608 shares of common stock of Whitehall at an exercise price of $850 per share, which were granted on July 20, 2007. We assumed this award upon the closing of the Merger, and the award was converted into the option to purchase 399,531 shares of our common stock at an exercise price of $3.42 per share. If Mr. Funasaki is employed by Whitehall immediately prior to the consummation of a change of control (as defined in the employment agreement), the unvested portion of the option will immediately vest upon consummation of the change of control. Beginning with fiscal year 2007, which began February 1, 2007, in addition to the vesting schedule described above, a portion of the option will vest if certain performance goals, based on meeting or exceeding EBIDTA (as defined in the employment agreement) targets, are met. The option expires on the fifth anniversary of the date of grant. These options were granted pursuant to a stock option agreement on July 20, 2007. Mr. Funasaki’s employment agreement is for an initial term of one year, commencing on November 27,

2006, subject to earlier termination, and will be automatically extended for successive additional one year terms unless either party gives written notice of termination at least 60 days prior to the expiration of the then-current term.

The employment agreement provides that if Mr. Funasaki’s employment terminates for any reason, Mr. Funasaki, or his estate in the case of his death, will receive accrued benefits owed to him consisting of accrued but unpaid base salary through the date of termination and any employee benefits to which he is entitled upon termination of employment in accordance with the terms of Whitehall’s plans and programs. In addition, if his employment is terminated by Whitehall without “cause” or by him for “good reason” (as these are terms defined in the employment agreement), Mr. Funasaki will receive continued payment of his base salary for a period of twelve months following termination, subject to reduction by the amount of any compensation that Mr. Funasaki receives from a subsequent employer or other employment during the twelve-month period; provided that if the termination is for “good reason,” the severance payments are subject to Mr. Funasaki’s execution of a mutual release and non-disparagement agreement.

In addition, if Mr. Funasaki’s employment is terminated by Whitehall without “cause” or terminates due to Mr. Funasaki’s death, disability, resignation or the expiration of the term, any vested options will remain exercisable for 90 days following termination of employment. If Mr. Funasaki’s employment is terminated for “cause,” any unexercised portion of the option will be forfeited. Following the termination of Mr. Funasaki’s employment or his voluntary resignation, Whitehall will have the right to repurchase any shares of stock acquired upon exercise of any portion of the option within 120 days following the termination for the fair market value on the date of repurchase, if the termination is for a reason other than for “cause” or voluntary resignation, and for 80% of the fair market value on the date of repurchase, if the termination is for “cause” or due to voluntary resignation, payable over a two-year period.

Mr. Funasaki is subject to a non-competition covenant during the period of his employment and for any period during which he is receiving severance payments, to a non-solicitation covenant during his employment and for twelve months following the termination of his employment for any reason and to a confidentiality covenant.

Employment Agreement with Robert Nachwalter. Whitehall entered into an employment agreement with Robert Nachwalter, dated March 17, 2007, under which Mr. Nachwalter serves as our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary. Under the terms of the employment agreement, Mr. Nachwalter is entitled to receive an initial annual base salary of $230,000 from and after March 19, 2007. In addition, Mr. Nachwalter is eligible to participate in a management bonus plan established by Whitehall with a target bonus opportunity equal to no less than 30% of his annual base salary. The actual amount of the annual bonus is contingent upon Whitehall meeting certain performance criteria set by the Board of Directors. Under the terms of Mr. Nachwalter’s employment agreement, Mr. Nachwalter received a stock option to purchase 402 shares of common stock of Whitehall at an exercise price of $850 per share, which were granted on July 20, 2007. We assumed this award upon the closing of the Merger, and the award was converted into the option to purchase 99,883 shares of our common stock at an exercise price of $3.42 per share. If Mr. Nachwalter is employed by Whitehall immediately prior to the consummation of a change of control (as defined in the employment agreement), the unvested portion of the option will immediately vest upon consummation of the change of control. Beginning with fiscal year 2007, which began February 1, 2007, in addition to the vesting schedule described above, a portion of the option will vest if certain performance goals, based on meeting or exceeding EBIDTA (as defined in the employment agreement) targets, are met. The option expires on the fifth anniversary of the date of grant. These options were granted pursuant to a stock option agreement on July 20, 2007. Mr. Nachwalter’s employment agreement is for an initial term of three years, commencing on April 24, 2006, subject to earlier termination, and will be automatically extended for one additional year unless either party gives written notice of termination at least 120 days prior to the expiration of the term.

The employment agreement provides that if Mr. Nachwalter’s employment terminates for any reason, Mr. Nachwalter, or his estate in the case of his death, will receive accrued benefits owed to him consisting of accrued but unpaid base salary through the date of termination and any employee benefits to which he is entitled upon termination of employment in accordance with the terms of Whitehall’s plans and programs. In addition, if his employment is terminated by Whitehall without “cause” or by him for “good reason” (as these are terms defined in the employment agreement), provided Mr. Nachwalter and Whitehall execute a mutual release, Mr. Nachwalter will receive continued payment of his base salary for a period of twelve months following termination and pro rated bonus for the year of termination, subject to reduction by the amount of any compensation that Mr. Nachwalter receives from a subsequent employer or other employment during the twelve-month period. Moreover, if Whitehall terminates Mr. Nachwalter’s employment without cause, Mr. Nachwalter will also be eligible to receive continued health and dental coverage (or reimbursement for COBRA coverage) for up to twelve months.

In addition, if Mr. Nachwalter’s employment is terminated by Whitehall without “cause” or terminates due to Mr. Nachwalter’s death, disability, resignation or the expiration of the term, any vested options will remain exercisable for 90 days following termination of employment. If Mr. Nachwalter’s employment is terminated for “cause,” any unexercised portion of the option will be forfeited. Following the termination of Mr. Nachwalter’s employment or his voluntary resignation, Whitehall will have the right to repurchase any shares of stock acquired upon exercise of any portion of the option within 120 days following the termination for the fair market value on the date of repurchase, if the termination is for a reason other than for “cause” or voluntary resignation, and for 80% of the fair market value on the date of repurchase, if the termination is for “cause” or due to voluntary resignation, payable over a two-year period.

Mr. Nachwalter is subject to a non-solicitation covenant during his employment and for twelve months following the termination of his employment for any reason and to a confidentiality covenant.

Employment Agreement with Steven Seplak. Whitehall entered into an employment agreement with Steven Seplak dated November 15, 2006, under which Mr. Seplak serves as our Vice President of Merchandising. Under the terms of the employment agreement, Mr. Seplak is entitled to receive an initial annual base salary of $200,000. In addition, Mr. Seplak is eligible to participate in a management bonus plan established by Whitehall with a target bonus opportunity equal to that of other vice presidents. For the fiscal year ended February 2, 2008, Mr. Seplak received a $10,000 bonus.

Mr. Seplak’s employment agreement is for an initial term of one year, commencing on November 15, 2006, subject to earlier termination, and will be automatically extended for successive additional one year terms unless either party gives written notice of termination at least 60 days prior to the expiration of the then-current term.

The employment agreement provides that if Mr. Seplak’s employment terminates for any reason, Mr. Seplak, or his estate in the case of his death, will receive accrued benefits owed to him consisting of accrued but unpaid base salary through the date of termination and any employee benefits to which he is entitled upon termination of employment in accordance with the terms of Whitehall’s plans and programs. In addition, if his employment is terminated by Whitehall without “cause” (as the term is defined in the employment agreement) and for reasons other than death or disability, Mr. Seplak will receive continued payment of his base salary for a period of twelve months following termination, subject to reduction by the amount of any compensation that Mr. Seplak receives from a subsequent employer or other employment during the twelve-month period.

Mr. Seplak is subject to a non-competition covenant during the period of his employment and for any period during which he is receiving severance payments, to a non-solicitation covenant during his employment and for twelve months following the termination of his employment for any reason and a confidentiality covenant.

PROPOSAL 3.
APPROVAL OF AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

Our Board of Directors has approved amendments to our 2007 Stock Incentive Plan to increase the number of shares that may be issued under the plan by 1,000,000 shares and to add a California Appendix that would govern for certain grants made to California residents, subject to stockholder approval. At the time our Board approved the amendments, the Board directed that they be submitted to our stockholders for approval at the Annual Meeting. If the stockholders approve the amendments, they will become effective on the date of such approval.

Prior to the consummation of the 2007 Merger we assumed the 2007 Stock Incentive Plan and awards granted thereunder. The purpose of the plan is to motivate our employees, officers, directors and consultants to use their best efforts on our and our affiliates’ behalf and to recruit and retain these employees, officers, directors and consultants. The Board further believes that stock ownership helps align employee interests with stockholder value creation.

The 2007 Stock Incentive Plan, as proposed to be amended and restated, includes the following amendments:

•

An increase in the number of shares authorized for issuance under the plan by 1,000,000 shares, from 3,728,070 to 4,728,070 shares. As of May 14, 2008, approximately 125,941 shares of our common stock remained available for issuance under the plan; and

•	Addition of the California Appendix, which applies only to certain grants made to residents of the State of California in order to comply with certain California securities laws.

The Board also approved several other amendments to the plan to reflect recent changes in laws, such as adding a provision to the plan regarding Section 409A of the Internal Revenue Code and also made certain other ministerial amendments to the plan.

A copy of the 2007 Stock Incentive Plan, as proposed to be amended and restated, subject to stockholder approval, is attached to this proxy statement as Appendix A. The following description of the plan, as proposed to be amended and restated subject to stockholder approval, is a summary and does not purport to be fully descriptive. Please refer to Appendix A for more detailed information.

Description of the 2007 Stock Incentive Plan

Types of Awards. The 2007 Stock Incentive Plan provides for the grant of stock options and stock appreciation rights and for awards of shares, restricted shares, restricted stock units and other equity- based awards.

Shares Subject to the Plan. Subject to adjustments described below, a maximum of 4,728,070 shares of common stock will be authorized for issuance under the plan if stockholders approve the amendment to increase the number of shares authorized for issuance by 1,000,000. If an award granted under the plan terminates, lapses or is forfeited without the delivery or vesting of shares, as applicable, then the shares covered by the terminated, lapsed or forfeited award will again be available to be granted. In addition, shares withheld or tendered to us as payment for the purchase price of an award or to satisfy tax withholding obligations related to an award or shares related to an award that is settled in cash (or in any other manner in which some or all of the shares covered by the award are not issued) will be available for issuance under the plan.

Plan Administration. Since we do not currently have an acting compensation committee of the Board of Directors, the plan is currently administered by our full Board. In the future, a compensation committee of the Board may be responsible for administration of the plan. The Board has the authority to (1) select plan participants, (2) interpret the plan, (3) establish, amend and rescind rules and regulations relating to the plan and to make any other determinations deemed necessary or desirable for the administration of the plan, (4) correct any defect or supply any omission or reconcile any inconsistency in the plan in the manner and to the extent deemed necessary or desirable and (5) establish the terms and conditions of any award consistent with the provisions of the plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). Any decision in respect of the interpretation and administration of the plan will lie within the sole and reasonable discretion of the Board.

Adjustments. In the event of any change affecting the outstanding shares of our common stock by reason of, among other things, a share dividend or split, reorganization, recapitalization, merger, consolidation or any transaction similar to the foregoing (other than a cash dividend), the Board will make proportional substitutions or adjustments as to (1) the number or kind of shares or other securities issued or reserved for issuance pursuant to the plan or pursuant to outstanding awards, (2) the per share option price or exercise price of any stock appreciation right and/or (3) any other affected terms of such awards.

Any shares of our common stock issued under the plan may consist, in whole or in part, of authorized and unissued shares of our common stock or of treasury shares of our common stock.

Eligibility. Any employee, officer, director or consultant of the Company or any of our affiliates is eligible to participate in the plan. As described above, the Board selects the actual grantees. As of May 13, 2008, approximately 2,513 employees, including five executive officers, as well as four directors were eligible to receive awards under this plan. The Board currently intends, however, to grant awards under this plan only to key employees.

Limitations. No award may be granted under the plan after the 10th anniversary of its commencement. Awards granted prior to the termination may extend beyond the termination date of the plan.

Options. Under the plan, the Board may grant both incentive stock options intended to conform to the requirements of Section 422 of the Internal Revenue Code and non-qualified stock options. The exercise price for options will be determined by the Board; provided, however, that the exercise price cannot be less than 100% of the fair market value (as defined in the plan) of our common stock on the grant date. In the case of incentive stock options granted to an employee who, at the time of the grant of an option, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any of our subsidiaries, the exercise price cannot be less than 110% of the fair market value of a share of our common stock on the grant date and the incentive stock option will terminate on a date not later than one day preceding the fifth anniversary of the date on which such incentive stock option was granted. All options granted under the plan will be non-qualified stock options unless the applicable award agreement expressly states that the option is intended to be an incentive stock option.

The Board determines when, and upon what terms and conditions, options granted under the plan will be exercisable, except that no option will be exercisable more than 10 years after the date on which it was granted. The exercise price may be paid (1) with cash (or its equivalent), (2) to the extent permitted by the Board, with shares of our common stock that have a fair market value equal to the aggregate option exercise price; (3) to the extent permitted by the Board through a “cashless exercise” via a broker; (4) to the extent permitted by the Board, partly in cash and partly in shares; or (5) by such other method approved by the Board.

Stock Appreciation Rights. The Board is authorized to grant stock appreciation rights under the plan either independently or in connection with an option, or portion thereof. Stock appreciation rights granted in connection with an option, or portion thereof, (1) will be granted either at the same time as the option or at any time prior to the exercise or cancellation of the related option, (2) will cover the same shares covered by the option (or such lesser number of shares as the compensation committee may determine) and (3) will be subject to the same terms and conditions as such option as well as any additional limitations contemplated by the plan or that the Board may impose, in its discretion, including conditions upon the exercisability or transferability of stock appreciation rights.

The exercise price of each share covered by a stock appreciation right will be determined by the Board; provided, however, that the exercise price cannot be less than the greater of the fair market value of our common stock on the date the stock appreciation right was granted or, in the case of a stock appreciation right granted in connection with an option, or a portion thereof, the option price of the related option. Each stock appreciation right granted independent of an option will entitle a plan participant upon exercise of such right to an amount equal to (1) the excess of (a) the fair market value on the exercise date of one share of common stock over (b) the exercise price per share, times (2) the number of shares covered by the stock appreciation right. Each stock appreciation right granted in connection with an option, or a portion thereof, will entitle a plan participant to surrender to us the unexercised option, or any portion thereof, and to receive from us in exchange an amount equal to (1) the excess of (a) the fair market value on the exercise date of one share over (b) the option price per share, times (2) the number of shares covered by the option, or portion thereof, which is surrendered. Payment for any stock appreciation rights may be made in shares or in cash, or partly in shares and partly in cash, all as determined by the Board.

Other Stock-Based Awards. The Board is authorized to grant awards of shares, restricted shares, restricted stock units and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares of our common stock. We refer to such awards as other stock-based awards. Other stock-based awards may be granted alone or in addition to any other awards granted under the plan. Subject to the provisions of the plan, the Board determines (1) the number of shares to be awarded under (or otherwise related to) such other stock-based awards, (2) whether such other stock-based awards will be settled in cash, shares or a combination of cash and shares and (3) all other terms and conditions of such awards (including, without limitation, the vesting provisions thereof). In addition, the other stock-based awards will be in the form, and dependent on the conditions, as the Board determines, including, without limitation, the right to receive one or more shares (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.

Transferability. Unless otherwise determined by the Board, awards granted under the plan are not transferable other than by will or by laws of descent and distribution.

Change of Control. The plan provides that, in the event of a change of control, as defined below, the Board may, in its sole discretion, provide for:

•

termination of an award upon the consummation of the change of control but only if the award has vested and been paid out or the participant has been permitted to exercise the award in full for a period of not less than 10 days prior to the change of control;

•	acceleration of all or any portion or an award;

•

payment of any amount (in cash or, in the discretion of the Board, in the form of consideration paid to our stockholders in connection with the change of control) in exchange for the cancellation of such award, provided, however, if holders of our common stock are to receive consideration other than cash in exchange for their shares of common stock in connection with a change in control, the Company may only make such payments if the participants have been permitted to exercise their awards; and/or

•	issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards.

A change of control is defined to mean the occurrence of any of the following events:

•

any person (other than affiliates of Prentice Capital Management, L.P.) becomes a beneficial owner of securities representing a majority of the combined voting power of our then outstanding securities generally entitled to vote for the election of members of our Board;

•	the sale, lease, transfer, conveyance or other disposition, in one or a series of transactions, of all or substantially all of our assets;

•	the consummation of a merger, consolidation or reorganization wherein the beneficial owners of our voting securities prior to the transaction do not own a majority as a result of the transaction; and

•	the consummation of a plan relating to the liquidation of the company.

Amendment and Termination. The Board may amend, alter or terminate the plan in any respect at any time, but no amendment may generally diminish any of the rights of a participant under any awards previously granted, without his or her consent.

California Appendix to the 2007 Stock Incentive Plan. While our securities are not treated as a listed security under the Securities Act of 1933, as amended, equity grants to residents of the State of

California may be granted in reliance on an exemption from registration under that state’s “blue sky laws” rules if certain provisions are included in an equity plan. We have included these provisions as an appendix to the 2007 Stock Incentive Plan in the event grants are made to residents of California. In summary, these provisions include requirements that options have a term that does not exceed ten years, that options be nontransferable except for certain transfers permitted under federal securities laws, and that options, to the extent vested on the date of a participant’s termination of employment or service, remain exercisable for at least thirty days after such termination (and six months if termination is due to disability or death). In connection with adoption of the share increase to the 2007 Stock Incentive Plan, stockholders are also being asked to approve this California Appendix, which is attached to the plan in Appendix A to this proxy statement.

Federal Income Tax Information. The following is a brief summary of the U.S. federal income tax consequences of the 2007 Stock Incentive Plan generally applicable to us and to participants in the plan who are subject to U.S. federal taxes. The summary is based on the U.S. Internal Revenue Code of 1986, as amended, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Stock Options

Non-qualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a non-qualified stock option with an exercise price at least equal to the fair market value of the common stock on the date of grant and no additional deferral feature. When a non-qualified stock option is exercised, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment as an employee or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a non-qualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the option exercise price. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both non-qualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of the common stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Unrestricted Stock Awards. Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares.

Restricted Stock Awards and Restricted Stock Units. A participant generally will not have taxable income upon the grant of restricted stock or restricted stock units. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to certain limitations imposed under the Internal Revenue Code.

Section 409A of the Code. We intend that awards granted under the 2007 Stock Incentive Plan comply with, or otherwise be exempt from, Section 409A of the Code, but make no representation or warranty to that effect.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2007 Stock Incentive Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the plan until all tax withholding obligations are satisfied.

Plan Benefits. All awards to employees, officers, directors and consultants under the plan are made at the discretion of the Board. Therefore, the benefits and amounts that will be received or allocated under the 2007 Stock Incentive are not determinable at this time. However, please refer to the description of grants made to our named executive officers in the last fiscal year described in the “2007 Grants of Plan-Based Awards” table. In addition, pursuant to the terms of his employment agreement and subject to stockholder approval of the plan amendments, Mr. Don is eligible to receive a stock option grant for 499,414 shares with a per share exercise price equal to the fair market value of the common stock as of the grant date. The Board plans to award these options to Mr. Don following stockholder approval of the plan amendments. The last sale price of our common stock, as quoted on the OTC Bulletin Board for May 13, 2008, was $0.45 per share.

RECOMMENDATION
The Board of Directors unanimously recommends that you
vote FOR Proposal 3.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives certain information about our 2007 Stock Incentive Plan as of February 2, 2008.

Plan Category	Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Issuance Under Equity Compensation Plans (excluding shares reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders	3,602,129	$3.45	125,941 (1)
Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	3,602,129	$3.45	125,941

(1)	This number does not include 1,000,000 new shares proposed to be added to the 2007 Stock Incentive Plan.

APPENDIX A TO PROXY STATEMENT

WHITEHALL JEWELERS HOLDINGS, INC.

AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

1. Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining employees, directors or consultants of outstanding ability and to motivate such employees, directors or consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2. Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)

Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(c)	Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

(d)	Board: The Board of Directors of the Company.

(e)

Change of Control: Unless the Committee determines otherwise respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or an Affiliate, means the occurrence of any of the following events:

(i)

any Person or group, other than affiliates of Prentice Capital Management, LP, becomes the beneficial owner of 50% or more of the outstanding common stock of the Company entitled to vote generally in the election of directors of the Company (“Voting Securities”);

(ii)	the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions, of all or substantially all of the assets of the Company; or

(iii)	the consummation of:

(A)

a merger, consolidation or reorganization (a “Merger”) as a result of which the individuals and entities who were the respective beneficial owners of the Voting Securities of the Company immediately before such Merger do not beneficially own, immediately after such Merger, directly or indirectly, more than 50% of the Voting Securities of the corporation resulting from such Merger (or its parent corporation), or

(B)	a plan relating to the liquidation of the Company.

(f)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(g)	Committee: The Compensation Committee of the Board or, in the absence of a Compensation Committee of the Board, the Board.

(h)	Company: Whitehall Jewelers Holdings, Inc., a Delaware corporation.

(i)

Disability: Unless otherwise defined by the Committee for purposes of the Plan in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or an Affiliate, means a determination by the

Company in accordance with applicable law that as a result of a physical or mental injury or illness, the Participant is unable to perform the essential functions of his or her job with or without reasonable accommodation for a period of (i) ninety (90) consecutive days or (ii) one hundred twenty (120) days in any one (1) year period.

(j)	Effective Date: The date the Board approves the Plan, or such later date as is designated by the Board.

(k)

Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the closing price of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the closing price per Share as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of Shares shall have been reported on the composite tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(l)	Group: A “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(m)	ISO: An Option that is also an incentive stock option pursuant to Section 6(e) of the Plan.

(n)	Option: A stock option granted pursuant to Section 6 of the Plan.

(o)	Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(p)	Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.

(q)	Participant: An employee, director or consultant who is selected by the Committee to participate in the Plan.

(r)	Person: A “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(s)	Plan: The Whitehall Jewelers Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan.

(t)	Section 409A: Section 409A of the Code, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

(u)	Securities Act: Securities Act of 1933, as amended from time to time.

(v)	Shares: Shares of common stock of the Company.

(w)	Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

(x)

Termination of Service: Unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or an Affiliate, means a termination of employment or service relationship with the Company or an Affiliate for any reason, whether voluntary or involuntary, including by reason of death, Disability, retirement or for cause. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers subject to the reporting requirements of Section 16(a) of the Act, by the Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Affiliate shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be an Affiliate. A Participant’s change in status from an employee of the Company or an Affiliate to a non-employee director, consultant, advisor, or independent contractor of the Company or an Affiliate or a change in status from a non-employee director, consultant, advisor or independent contractor of the Company or an Affiliate to an employee of the Company or an Affiliate, shall not be considered a Termination of Service.

3. Shares Subject to the Plan

The total number of Shares which may be issued under the Plan is 4,728,070, subject to adjustment from time to time as provided in Section 11. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate, lapse or are forfeited may be granted again under the Plan. Any Shares (a) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award or (b) covered by an Award that is settled in cash, or in a manner such that some or all of the Shares covered by the Award are not issued, shall be available for Awards under the Plan.

4. Administration

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part as it determines; provided, however that the Board may, in its sole discretion, take any action designated to the Committee under this Plan as it may deem necessary. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and reasonable discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

5. Limitations

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6. Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income purposes, as evidenced by the related Award agreements or notices, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)	Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b)

Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee and set forth in the Award agreement or notice, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)

Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement or notice, an Option may be exercised for all, or from time to time for any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or

(iv) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for any period established from time to time by the Committee, (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares, (iv) to the extent permitted by the Committee, through a “cashless exercise” via a broker or (v) such other method approved by the Committee, including by having the Company withhold Shares that would otherwise be issued on exercise of an Option that have an aggregate Fair Market Value equal to the aggregate purchase price of the Shares being purchased under the Option. No Participant shall have any rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d)

Termination of Service. The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time, provided that any such waiver or modification shall satisfy the requirements for exemption under Section 409A.

If the exercise of the Option following a Participant’s Termination of Service, but while the Option is otherwise exercisable, would be prohibited solely because the issuance of Shares would violate either the registration requirements under the Securities Act or the Company’s insider trading policy, then the Option shall remain exercisable until the earlier of (a) the Option’s expiration of its term and (b) the expiration of a period of three months (or such other period of time as determined by the Committee in its sole discretion) after the Participant’s Termination of Service during which the exercise of the Option would not be in violation of the Securities Act or the Company’s insider trading policy requirements.

(e)

ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement or notice expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

7. Terms and Conditions of Stock Appreciation Rights

(a)	Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof.

A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)

Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)	Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

8. Other Stock-Based Awards

The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares, Awards of stock units and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine (a) the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, (b) whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares (c) and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

9. Withholding

(a)

Generally. The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Affiliate (“other obligations”) to the extent such amounts are not “deferred compensation” within the meaning of Section 409A. The Company shall not be required to issue any Shares or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

(b)

Methods of Payment. The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of Shares that would otherwise be issued to the Participant (or become vested, in the case of restricted stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of Shares the Participant already owns having a value equal to the tax withholding obligations and other obligations. To the extent required to avoid adverse financial accounting consequences to the Company, the value of the shares so withheld or tendered may not exceed the employer’s minimum required tax withholding rate.

10. Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any Shares, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

11. Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)

Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee shall, without liability to any person, make such proportional substitution or adjustment, if any, as reasonably equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price or exercise price of any Stock Appreciation Right and/or (iii) any other affected terms of such Awards. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

(b)

Change of Control. In the event of a Change of Control after the Effective Date, the Committee may, in its sole discretion, provide for (i) the termination of an Award upon the consummation of the Change of Control, but only if such Award has vested and been paid out or the Participant has been permitted to exercise the Award in full for a period of not less than 10 days prior to the Change of Control, (ii) acceleration of all or any portion of an Award, (iii) the payment of any amount (in cash or, in the discretion of the Committee, in the form of consideration paid to shareholders of the Company in connection with such Change of

Control) in exchange for the cancellation of such Award which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights over the aggregate exercise price or Option Price of such Options or Stock Appreciation Rights (provided, however, if the common stockholders of the Company are to receive consideration other than cash in exchange for their shares of Common Stock in connection with a Change of Control, than the Committee may only avail itself of this clause (iii) if the holders of Options are given an opportunity to exercise their Options prior to such Change of Control), and/or (iv) issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder.

12. Indemnification

Each person who is or shall have been a member of the Board or a committee appointed by the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

13. No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment or service or consulting relationship of a Participant and shall not lessen or affect the Company’s or an Affiliate’s right to terminate the employment or service or consulting relationship of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

14. Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

15. No Rights as Stockholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

16. Section 409A

Notwithstanding anything contained in the Plan to the contrary, the Company intends that any and all Awards and compensation payable under the Plan shall satisfy the requirements for exemption from, or compliance with, Section 409A and that all terms and provisions shall be interpreted to satisfy such requirements. If the Committee determines that an Award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to Section 409A, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or compliance with Section 409A. Awards not deferred and not otherwise exempt from the requirements of Section 409A are intended to qualify for the short-term deferral exemption to Section 409A, and payment shall be made as soon as administratively feasible after the Award becomes vested, but in no event shall such payment be made later than 2 1/2 months after the end of the calendar year in which the Award becomes vested unless otherwise permitted under the exemption provisions of Section 409A.

Furthermore, any payment or distribution that is to be made under the Plan (or pursuant to an Award under the Plan) to a Participant who is a “specified employee” of the Company within the meaning of that term under Section 409A and as determined by the Committee, on account of a “separation from service” within the meaning of that term under Section 409A, may not be made before the date which is six months after the date of such “separation from service,” unless the payment or distribution is exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise.

Notwithstanding any other provision in the Plan, the Committee makes no representations that Awards granted under the Plan shall be exempt from, or comply with, Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

17. Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18. No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or Shares, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

19. Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

20. Amendments or Termination

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, without the consent of a Participant, would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan;

provided, however, that the Committee may amend the Plan or an outstanding Award in such manner as it deems necessary for Awards to meet the requirements of the Code or other applicable laws, rules and regulations, including changes in such applicable laws, rules and regulations after the date of grant of an Award.

21. Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws principles.

22. Effectiveness of the Plan

The Plan shall be effective as of the Effective Date.

23. Appendix Provisions

Participants who are residents of the State of California shall be subject to the additional terms and conditions set forth in Appendix A to the Plan until such time as the common stock of the Company becomes a “listed” security under the Securities Act.

APPENDIX A

TO WHITEHALL JEWELERS HOLDINGS, INC.
AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN
(For California Residents Only)

This Appendix to the Whitehall Jewelers Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan (the “Plan”) shall have application only to Participants who are residents of the State of California. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided in this Appendix. Notwithstanding any provision contained in the Plan to the contrary and to the extent required by applicable law, the following terms and conditions shall apply to all Awards granted to residents of the State of California, until such time as the common stock of the Company becomes a “listed security” under the Securities Act:

1.	Options shall have a term of not more than ten (10) years from the date of grant.

2.

Awards shall be nontransferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Committee, in its discretion, may permit transferability as permitted by Rule 701 of the Securities Act.

3.

Unless employment or services are terminated for cause, the right to exercise an Option in the event of Termination of Service, to the extent that the Participant is otherwise entitled to exercise an Option on the date of Termination of Service, shall be:

a.	at least six (6) months from the date of a Participant’s Termination of Service if termination was caused by death or Disability; and

b.	at least thirty (30) days from the date of a Participant’s Termination of Service if termination of employment was caused by other than death or Disability;

c.	but in no event later than expiration of the Option’s original term.

4.	No Award may be granted to a resident of California more than ten (10) years after the earlier of the date of adoption of the Plan and the date the Plan is approved by the stockholders.

5.

The Plan must be approved by stockholders of the Company by the later of (a) within twelve (12) months before or after the Plan is adopted by the Board or (b) prior to the granting of any Award under the Plan in California. Any Award exercised before stockholder approval is obtained shall be rescinded if stockholder approval is not obtained in the foregoing manner. Shares subject to such Awards shall not be counted in determining whether such approval is obtained.

WHITEHALL JEWELERS HOLDINGS, INC.
Annual Meeting of Shareholders – June 11, 2008

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) hereby appoint(s) Michael F. Don and Peter Michielutti, and each of them with power to act without the other and with power of substitution, as proxies, and hereby authorizes them to represent and to vote, as designated below on this proxy card, all of the shares of Common Stock of Whitehall Jewelers Holdings, Inc. (the “Company”) that the stockholder(s) is/are entitled to vote at the Company's 2008 Annual Meeting of Stockholders to be held at 1:30 p.m. Central Time, on Wednesday, June 11, 2008, at 125 South Wacker Drive, Suite 2155, Chicago, Illinois 60606, and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the 2008 Annual Meeting of Stockholders, and hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote:

1. Election of Directors

To withhold authority to
Nominees for Directors:	For	Withhold	For All	vote for any individual
	All	All	Except	nominee(s), mark "For All
Except" and write the
(1) Mario Ciampi				number(s) of the nominee(s)
on the line below.
(2) Edward Dayoob

(3) Efrem Gerszberg

(4) William R. Lazor

(5) Daniel Platt

2. Proposal to ratify Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2008.

FOR	AGAINST	ABSTAIN

3.              Proposal to approve amendments to the Company's 2007 Stock Incentive Plan to increase the number of shares authorized under the plan to 4,728,070, (which is an increase of 1,000,000 shares above the number of shares available under the plan prior to such amendment) and to add a California Appendix to the plan applicable to certain grants made to residents of the State of California.

FOR	AGAINST	ABSTAIN

and to vote upon any other business as may properly become before the meeting or any adjournment thereof, all as described in the Proxy Statement dated May 20, 2008, receipt of which is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3.

Either of the proxies or their respective substitutes who shall be present and acting shall have and may exercise all the powers hereby granted.

(Please date and sign on reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

A majority of the proxy agents present and acting in person, or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO ALL OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

	Yes	No
Please indicate if you plan to attend this meeting.

PLEASE SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.

Date

Signed

(Please date and sign exactly as name appears at left. Each joint owner should sign. Executors, administrators, trustees, etc. should so indicate when signing.)

YOUR VOTE IS IMPORTANT -- VOTE TODAY IN ONE OF TWO WAYS:

1.	VOTE BY INTERNET:

Log-on to http://www.shareholdervote.info
Read the instructions on that page. Enter your control number listed on the front of this proxy above your name and vote your proxy by checking the appropriate boxes.

OR

2.	VOTE BY MAIL: If you do not wish to vote over the internet, please complete, sign, date and return the above proxy card in the postage prepaid envelope provided.